AGREEMENT AND PLAN OF MERGER

                                  by and among

Insituform Technologies, Inc., K Acquisition Corp. and TRX Acquisition Corp.,

              Kinsel Industries, Inc. and Tracks of Texas, Inc.

                                       and

                         the Kinsel/Tracks Shareholders

                                      dated

                                January 13, 2001


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                                Table of Contents

ARTICLE 1. DEFINITIONS.......................................................2


ARTICLE 2. TERMS OF MERGER...................................................2

2.1 The Kinsel Merger........................................................2
2.2 The Tracks Merger........................................................2
2.3 Closing and Effective Time...............................................2
2.4 Articles of Incorporation, Bylaws, Directors and Officers of Kinsel......3
2.5 Articles of Incorporation, Bylaws, Directors and Officers of Tracks......3
2.6 Other Effects of Merger..................................................3
2.7 Conversion; Merger Consideration.........................................3
2.8 Surrender and Exchange of Company Share Certificates.....................5
2.9 Holdback.................................................................6
2.10 Registration Statement..................................................7
2.11 Tax-Free Reorganization................................................12
2.12 Additional Actions.....................................................12
2.13 Kinsel/Tracks Shareholders' Representative and Durable
       Power of Attorney....................................................12

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF KINSEL, TRACKS AND THE
KINSEL/TRACKS SHAREHOLDERS..................................................14

3.1 Company Organization, Qualification and Good Standing...................14
3.2 Company Authorization...................................................14
3.3 No Company Conflicts....................................................15
3.4 Company Consents........................................................15
3.5 Capitalization and Ownership............................................15
3.6 Company Financial Statements; Changes in Condition......................15
3.7 No Undisclosed Liabilities..............................................18
3.8 Taxes...................................................................18
3.9 No Company Subsidiaries.................................................21
3.10 Ownership of Assets....................................................21
3.11 Completeness of Assets.................................................21
3.12 Accounts Receivable....................................................21
3.13 Inventory..............................................................22
3.14 Other Personal Property................................................22
3.15 Facilities.............................................................22
3.16 Insurance..............................................................23
3.17 Contracts..............................................................23
3.18 Intellectual Property..................................................24
3.19 Employees..............................................................24
3.20 Labor Matters..........................................................25
3.21 Employee Benefit Plans.................................................25
3.22 Environmental Matters..................................................26
3.23 Litigation.............................................................27
3.24 Transactions with Affiliates...........................................27
3.25 Compliance with Laws...................................................28
3.26 No Insolvency..........................................................28
3.27 Business Relationships.................................................28
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3.28 No Company Brokers.....................................................28
3.29 Books and Records; Disclosure..........................................28
3.30 JEA Contract and Joint Venture.........................................29
3.31 Permits................................................................29
3.32 Net Equity.............................................................29
3.33 Work in Progress.......................................................29
3.34 Former Shareholders....................................................29

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF KINSEL/TRACKS SHAREHOLDERS.....29

4.1 Kinsel/Tracks Shareholders Authorization................................29
4.2 No Kinsel/Tracks Shareholders Conflicts.................................30
4.3 Kinsel/Tracks Shareholder Consents......................................30
4.4 Ownership...............................................................30

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF INSITUFORM.....................30

5.1  Insituform Organization, Qualification and Good Standing...............30
5.2 Insituform Authorization................................................31
5.3 No Insituform Conflicts.................................................31
5.4 Insituform Consents.....................................................31
5.5 Insituform Shares.......................................................31
5.6 Insituform Securities Filings...........................................31
5.7 No Insituform Brokers...................................................32

ARTICLE 6. COVENANTS OF THE PARTIES.........................................32

6.1 Operations Pending Closing..............................................32
6.2 Preservation of Organization............................................32
6.3 Similar Transactions Prohibited.........................................33
6.4 Change in Information...................................................33
6.5 Financial Reports.......................................................33
6.6 Fulfillment of Closing Conditions.......................................33
6.7 Due Diligence...........................................................34
6.8 Confidentiality.........................................................34
6.9 HSR Act.................................................................34
6.10 Comfort Letters........................................................34
6.11 Kinsel/Tracks Shareholder Approval.....................................34
6.12 Further Assurances.....................................................34
6.13 Use of Kinsel Name.....................................................35
6.14 Tax Returns............................................................35

ARTICLE 7. CLOSING CONDITIONS, DOCUMENTS AND PROCEDURES.....................35

7.1 Conditions to Obligation of Kinsel, Tracks and the Kinsel/Tracks
Shareholders................................................................35
7.2 Conditions to Obligations of Insituform.................................36

ARTICLE 8. SURVIVAL AND INDEMNIFICATION.....................................38

8.1 Survival of Representations, Warranties and Covenants...................38
8.2 Kinsel/Tracks Shareholders Indemnity....................................38
8.3 Insituform Indemnity....................................................39
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8.4 Claims Procedure........................................................40
8.5 Offset and Interest.....................................................41
8.6 Limitations.............................................................42

ARTICLE 9. GENERAL PROVISIONS...............................................42

9.1 Termination.............................................................42
9.2 Transfer Taxes; Expenses................................................43
9.3 Risk of Loss............................................................43
9.4 Entire Agreement........................................................44
9.5 Modification, Amendment and Waiver......................................44
9.6 Successors and Assigns..................................................44
9.7 No Third Party Beneficiary..............................................44
9.8 Construction............................................................44
9.9 Interpretation in accordance with GAAP..................................45
9.10 Notices................................................................45
9.11 Equitable Relief; Remedies Cumulative..................................47
9.12 Governing Law..........................................................48
9.13 Dispute Resolution.....................................................48
9.14 Attorneys Fees.........................................................49
9.15 Severability...........................................................49
9.16 Captions...............................................................49
9.17 Counterparts...........................................................49


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                            Exhibit and Schedule List

Exhibit No.         Caption

Exhibit 2.1         Articles of Merger Form
Exhibit 2.7         Merger Consideration Promissory Note
Exhibit 2.9         Escrow Agreement
Exhibit 7.1(f)      Legal Opinion of Insituform Counsel
Exhibit 7.1(g)(i)   Employment Agreement
Exhibit 7.2(m)      Legal Opinion of Kinsel, Tracks and the
                       Kinsel/Tracks Shareholders Counsel

Schedule No.        Caption

Schedule 1          Definitions
Schedule 2.7(d)     Cash Equivalent Consideration Election
Schedule 3          Kinsel/Tracks Disclosure Schedule
Schedule 3.5        Kinsel and Tracks Ownership
Schedule 3.6        Company Financial Statements
Schedule 5          Insituform Disclosure Schedule

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of the date set forth on the signature page hereto, by and among INSITUFORM TECHNOLOGIES, INC., a Delaware corporation ("Insituform"), K ACQUISITION CORP., a Texas corporation and wholly owned subsidiary of Insituform ("K Acquisition Sub"), TRX ACQUISITION CORP., a Texas corporation and a wholly owned subsidiary of Insituform ("TRX Acquisition Sub", collectively with K Acquisition Sub, the "Acquisition Subs"), KINSEL INDUSTRIES, INC., a Texas corporation ("Kinsel"), TRACKS OF TEXAS, INC., a Texas corporation ("Tracks", Tracks and Kinsel are sometimes hereinafter referred to individually and collectively as the "Company"), and each shareholder of each Company as listed on the signature page hereto (collectively, the "Kinsel/Tracks Shareholders", and individually a "Kinsel/Tracks Shareholder").

                              Preliminary Statement

      A. Insituform desires to acquire all of the equity interests in Kinsel and Tracks (the "Transaction"). Kinsel, Tracks and the Kinsel/Tracks Shareholders desire Insituform to acquire all of the equity interests in Kinsel and Tracks. K Acquisition Sub and TRX Acquisition Sub are wholly-owned subsidiaries of Insituform formed for the purpose of effectuating the Transaction.

      B. The Board of Directors of Kinsel and the Board of Directors of K Acquisition Sub have determined the merger of K Acquisition Sub with and into Kinsel (the "Kinsel Merger") in accordance with the provision of this Agreement to be in the best interests of their respective Kinsel/Tracks Shareholders and have approved the Kinsel Merger in accordance with the laws of the State of Texas.

      C. The Board of Directors of Tracks and the Board of Directors of TRX Acquisition Sub have determined the merger of TRX Acquisition Sub with and into Tracks (the "Tracks Merger, collectively with the Kinsel Merger, the "Mergers", and individually a "Merger") in accordance with the provisions of this Agreement to be in the best interests of their respective Kinsel/Tracks Shareholders and have approved the Tracks Merger in accordance with the law of the State of Texas.

      D. The Kinsel/Tracks Shareholders are approving the Mergers by executing this Agreement. Insituform is executing this Agreement, subject to the approval of the Transaction and this Agreement by the Board of Directors of Insituform.

      E. Kinsel, Tracks, K Acquisition Sub, TRX Acquisition Sub, the Kinsel/Tracks Shareholders and Insituform desire to make certain representations, warranties, covenants and agreements in connection with, and establish various conditions precedent to, the Mergers.

                                    Agreement

      NOW, THEREFORE, in consideration of the foregoing, the mutual representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.  DEFINITIONS

      Capitalized terms used, but not defined, in the various Sections of this Agreement shall have the meanings ascribed to them in Schedule 1 hereto.

ARTICLE 2.  TERMS OF MERGER

     2.1 The Kinsel Merger. Upon the terms and subject to the conditions of this Agreement, the Kinsel Merger shall be consummated in accordance with the Texas Business Corporation Act (the "Texas Act"). At the Effective Time, upon the terms and subject to the conditions of this Agreement, K Acquisition Sub shall be merged with and into Kinsel in accordance with the Texas Act, and the separate existence of K Acquisition Sub shall thereupon cease, and Kinsel, as the surviving corporation in the Kinsel Merger (the "Kinsel Surviving Corporation"), shall continue its corporate existence under the laws of the State of Texas as a wholly-owned subsidiary of Insituform. In connection with the Kinsel Merger, the parties shall prepare and execute articles of merger in substantially the form attached hereto as Exhibit 2.1 (the "Articles of Merger") in order to comply in all respects with the requirements of the Texas Act and with the provisions of this Agreement.

     2.2 The Tracks Merger. Upon the terms and subject to the conditions of this Agreement, the Tracks Merger shall be consummated in accordance with the Texas Act. At the Effective Time, upon the terms and subject to the conditions of this Agreement, TRX Acquisition Sub shall be merged with and into Tracks in accordance with the Texas Act, and the separate existence of TRX Acquisition Sub shall thereupon cease, and Tracks, as the surviving corporation in the Tracks Merger (the "Tracks Surviving Corporation", and collectively with the Kinsel Surviving Corporation, the "Surviving Corporations"), shall continue its corporate existence under the laws of the State of Texas as a wholly-owned subsidiary of Insituform. In connection with the Tracks Merger, the parties shall prepare and execute Articles of Merger in order to comply in all respects with the requirements of the Texas Act and with the provisions of this Agreement.

     2.3 Closing and Effective Time. The Closing of the Mergers shall take place at the offices of Blackwell Sanders Peper Martin LLP, 720 Olive Street, 24th Floor, St. Louis, Missouri 63101, at 9:00 a.m. (local time) on February 28, 2001, unless another place, time or date is agreed to by the parties. If any party is entitled not to close the Transaction on the scheduled date because a condition to such party's obligation to close (as set forth in Section 7.1 or Section 7.2 hereof) has not been met, or has not been waived by the party entitled to waive it, such party may postpone the Closing from time to time to a future date not less than five (5) days from the date notice is provided by the party postponing Closing, but in no event to a date later than April 30, 2001. The consummation of the Transaction shall be effective as of 12:01 a.m. (St. Louis time) on the Closing Date. The Articles of Merger shall be filed on the Closing Date or as soon as reasonably practicable thereafter. Each Merger shall become effective at the time of the filing of each respective Articles of Merger with the Secretary of State of Texas in accordance with the applicable provisions of the Texas Act or at such later time as may be specified in each respective Articles of Merger.

     2.4 `Articles of Incorporation, Bylaws, Directors and Officers of Kinsel. At and after the Effective Time, the Articles of Incorporation of Kinsel Surviving Corporation shall be amended and restated in their entirety to read as the Articles of Incorporation of K Acquisition Sub in effect at the Effective Time except that Article I shall be amended to read as follows: "The name of the corporation is Kinsel Industries, Inc." (subject to any subsequent amendment). At and after the Effective Time, the Bylaws of Kinsel Surviving Corporation in effect at the Effective Time shall be amended and restated in their entirety to read as the Bylaws of K Acquisition Sub in effect at the Effective Time (subject to any subsequent amendment). At and after the Effective Time, the directors and officers of Kinsel Surviving Corporation in office at the Effective Time shall be removed and the directors and officers of K Acquisition Sub in office at the Effective Time shall be the directors and officers of Kinsel Surviving Corporation (subject to any subsequent resignation or removal).

     2.5 Articles of Incorporation, Bylaws, Directors and Officers of Tracks. At and after the Effective Time, the Articles of Incorporation of Tracks Surviving Corporation shall be amended and restated in their entirety to read as the Articles of Incorporation of TRX Acquisition Sub in effect at the Effective Time except that Article I shall be amended to read as follows: "The name of the corporation is Tracks of Texas, Inc." (subject to any subsequent amendment). At and after the Effective Time, the Bylaws of Tracks Surviving Corporation in effect at the Effective Time shall be amended and restated in their entirety to read as the Bylaws of TRX Acquisition Sub in effect at the Effective Time (subject to any subsequent amendment). At and after the Effective Time, the directors and officers of Tracks Surviving Corporation in office at the Effective Time shall be removed and the directors and officers of TRX Acquisition Sub in office at the Effective Time shall be the directors and officers of Tracks Surviving Corporation (subject to any subsequent resignation or removal).

     2.6 Other Effects of Merger. The Merger shall have all further effects as specified in the applicable provisions of the Texas Act.

     2.7 Conversion; Merger Consideration. The total consideration (the "Merger Consideration") to be paid by Insituform for the issued and outstanding shares (the "Kinsel Shares") of common stock, par value $.10 per share, of Kinsel ("Kinsel Common Stock") and the issued and outstanding shares ("Tracks Shares", collectively with the Kinsel Shares, the "Company Shares") of common stock, par value $1.00 per share, of Tracks ("Tracks Common Stock") is $15,350,000 in a combination of cash and promissory notes in substantially the form set forth in
Exhibit 2.7 ("Cash Equivalent Consideration") and $64,650,000 in Insituform Class A common shares, par value $.01 per share ("Insituform Common Stock"), payable and valued as set forth in this Section 2.7; provided, however, such $64,650,000 in Insituform Common Stock may be adjusted as provided in Section 2.7(c). The Insituform Common Stock issued pursuant to the Kinsel Merger and the Tracks Merger is referred to herein collectively as the "Insituform Shares." For purposes of allocating the Merger Consideration, 97.5% of the Merger Consideration shall be attributed to the Kinsel Shares and 2.5% shall be attributed to the Tracks Shares (collectively, the "Allocation Percentages"). For purposes of determining the Kinsel Exchange Ratio (as defined hereafter) and the Tracks Exchange Ratio (as defined hereafter), the ratios, unless otherwise adjusted in accordance with Section 2.7(c), shall be based on the issuance of a total of 1,847,143 shares of Insituform Common Stock valued as of Closing at $35 per share.

     (a) Subject to the provisions of this Agreement and any applicable withholding requirements, each of the Kinsel Shares as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, Cash Equivalent Consideration in the amount of $1,064.077, plus
128.046 shares (the "Kinsel Exchange Ratio") of Insituform Common Stock, subject to the payment of cash in lieu of issuing any fractional shares as hereinafter provided (the "Kinsel Merger Consideration"). The Kinsel Exchange Ratio shall be subject to adjustment as set forth in Section 2.7(c) and shall be further subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the Insituform Common Stock or the Kinsel Common Stock.

     (b) Subject to the provisions of this Agreement and any applicable withholding requirements, each of the Tracks Shares as of the Effective Time shall be converted into the right to receive, and there shall be paid and issued as hereinafter provided, Cash Equivalent Consideration in the amount of $11.104, plus 1.3362 shares (the "Tracks Exchange Ratio") of the Insituform Common Stock, subject to the payment of cash in lieu of issuing any fractional shares as hereinafter provided (individually, the "Tracks Merger Consideration"). The Tracks Exchange Ratio shall be subject to adjustment as set forth in Section 2.7(c) and shall be further subject to appropriate adjustment in the event of a stock split, stock dividend or recapitalization after the date of this Agreement applicable to shares of the Insituform Common Stock or the Tracks Common Stock.

     (c) The Kinsel Exchange Ratio and the Tracks Exchange Ratio (collectively, the "Exchange Ratios") shall be adjusted as follows:


               (i) if the Average Price at Closing is greater than $36.71, then the respective Exchange Ratios shall be adjusted such that the total number of shares of Insituform Common Stock to be issued pursuant to the Merger shall equal the number of Insituform Common Stock as determined by dividing $67,800,000 (allocated in accordance with the Allocation Percentages) by the Average Price at Closing; provided, however, that the total number of Insituform Shares shall not be less than 1,653,659 and

               (ii if the Average Price at Closing is less than $33.29, then the respective Exchange Ratios shall be adjusted such that the total number of shares of Insituform Common Stock to be issued pursuant to the Merger shall equal the number of Insituform Common Stock as determined by dividing $61,500,000 (allocated in accordance with the Allocation Percentages) by the Average Price at Closing; provided, however, that the total number of Insituform Shares shall be limited to and shall not exceed 2,050,000.

     (d) Each Kinsel/Tracks Shareholder may elect to receive all, or such portion as set forth on Schedule 2.7(d), of the Cash Equivalent Consideration in cash; provided, that Insituform shall not be obligated to pay more than $10,000,000 of the Cash Equivalent Consideration in cash.

     (e) No fractional shares of Insituform Common Stock shall be issued pursuant to the Merger nor will any fractional share interest involved entitle the holder thereof to vote, to receive dividends or to exercise any other rights of a Kinsel/Tracks Shareholder of Insituform. In lieu thereof, any person who would otherwise be entitled to a fractional share of Insituform

Common Stock pursuant to the provisions hereof shall receive an amount in cash equal to the value of such fractional share. Any fractional shares shall be determined consistent with the provisions of Section 2.7(a) or (b), as applicable.

      (f) Each share of Kinsel Common Stock and Tracks Common Stock held in the treasury of Kinsel or Tracks, respectively, shall be canceled as of the Effective Time and no Merger Consideration shall be payable with respect thereto. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Kinsel or Tracks of any of the Kinsel Shares or Tracks Shares, respectively, outstanding prior to the Effective Time.

     (g) Subject to the provisions of this Agreement, at the Effective Time, the shares of K Acquisition Sub common stock outstanding immediately prior to the Kinsel Merger shall both be converted, by virtue of the Kinsel Merger, and without any action on the part of the holder thereof, into one share of the common stock of the Kinsel Surviving Corporation (the "Kinsel Surviving Corporation Common Stock"), which one share of the Kinsel Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Kinsel Surviving Corporation. Subject to the provisions of this Agreement, at the Effective Time, the shares of TRX Acquisition Sub common stock outstanding immediately prior to the Tracks Merger shall both be converted, by virtue of the Tracks Merger, and without any action on the part of the holder thereof, into one share of the common stock of the Tracks Surviving Corporation (the "Tracks Surviving Corporation Common Stock", and collectively with the Kinsel Surviving Corporation Common Stock, the "Surviving Corporation Common Stock"), which one share of the Tracks Surviving Corporation Common Stock shall constitute all of the issued and outstanding capital stock of the Tracks Surviving Corporation.

     2.8 Surrender and Exchange of Company Share Certificates. Upon consummation of the Mergers, the certificates which theretofore represented the Company Shares (the "Certificates") shall cease to represent any rights with respect thereto, and, subject to applicable Law and this Agreement, the Certificates shall only represent the right to receive the Merger Consideration including the amount of cash, if any, payable in lieu of fractional shares of Insituform Common Stock into which the Company Shares have been converted pursuant to this Agreement. At the Effective Time, each holder of Company Shares shall surrender and deliver their Certificates to Insituform. Upon such surrender and delivery, the holder shall receive an amount of cash into which such holder's Company Shares have been converted pursuant to the Agreement, one or more certificates representing the number of whole shares of Insituform Common Stock into which such holder's Company Shares have been converted pursuant to this Agreement, plus the amount of cash payable in lieu of any fractional shares. Until so surrendered and exchanged, each outstanding Certificate after the Effective Time shall be deemed for all purposes to evidence the right to receive that amount of cash, number of whole shares of Insituform Common Stock into which the Company Shares have been converted pursuant to this Agreement plus the amount of cash payable in lieu of any fractional shares; provided, however, that no dividends or other distributions, if any, in respect of the shares of Insituform Common Stock, declared after the Effective Time and payable to holders of record after the Effective Time, shall be paid to the holders of any unsurrendered Certificates until such Certificates are surrendered and delivered as provided herein. Subject to applicable Law, after the surrender and exchange of Certificates, the record holders thereof will be entitled to receive any such dividends or other distributions without interest thereon, which theretofore have become payable with respect to the number of shares of Insituform Common Stock for which such Certificates were exchangeable. Holders of any unsurrendered Certificates shall not be entitled to vote Insituform Common Stock until such Certificates are exchanged pursuant to this Agreement.

     2.9 Holdback. On the Closing Date, Insituform shall deposit with the Escrow Agent pursuant to the terms of an escrow agreement entered into by Insituform and the Kinsel/Tracks Shareholders in substantially the form attached hereto as
Exhibit 2.9 (the "Escrow Agreement"): (i) the Merger Consideration Promissory Notes; and (ii) the number of shares (the "Holdback Shares") of the Insituform Shares that equals 10% of the total value of the Merger Consideration minus the principal amount of Merger Consideration Promissory Notes divided by the Average Price at Closing (the "Escrow Account"). The Escrow Account shall be retained pro rata from each Kinsel/Tracks Shareholder's portion of the Merger Consideration. Any additional shares of Insituform Common Stock issuable with respect to the Holdback Shares as a result of any stock splits, stock dividends or similar transactions, shall serve as additional collateral for the indemnification and other obligations of the Kinsel/Tracks Shareholders under this Agreement and shall be included within the definition of "Holdback Shares." The release (to the Kinsel/Tracks Shareholders or Insituform) of the Holdback Shares shall be made in accordance with this Section:

     (a) Claims. If Insituform makes a claim against the Kinsel/Tracks Shareholders for any breach of a representation, warranty, covenant or obligation (including, without limitation, indemnification obligations) under this Agreement, such claim shall be handled as provided in Article 8. If any Kinsel/Tracks Shareholder fails to satisfy its obligation to Insituform after notice as required in Article 8 and pursuant to the claims procedures set forth in Section 8.4 thereof, then Insituform may either (i) notify the Escrow Agent to distribute to Insituform either (A) the number of Holdback Shares or (B) other assets held in the Escrow Account (including an offset against the Merger Consideration Promissory Notes), equal in value to its Damages or (ii) seek any other remedy available to it under this Agreement, at law or in equity. In satisfying a claim under (i) above, Insituform shall first offset any amounts against the Merger Consideration Promissory Note before requesting any distribution of the Holdback Shares. For purposes of this Section, the value of a Holdback Share shall be deemed to equal the Average Price on the date such value is to be determined. Any portion of the Escrow Account to be distributed as provided in subsection (c) below shall be reduced by the amount of any indemnification claims finally resolved pursuant to Article 8 and paid out of the Escrow Account. To the extent any claim for indemnification has been asserted by Insituform but not finally resolved, the Escrow Agent shall also withhold distribution in an amount equal to Insituform's good faith estimate of the amount of the claim, and the amount so withheld shall remain in the Escrow Account. If the Kinsel/Tracts shareholders dispute the amount to be withheld, the dispute resolution provisions set forth in Section 9.13 shall apply.

     (b) Dividends and Voting. Except with respect to shares transferred to Insituform pursuant to Section 2.9(a) (and in the case of such shares, until the same are transferred), all Holdback Shares shall be deemed to be beneficially owned by the Kinsel/Tracks Shareholders, and the Kinsel/Tracks Shareholders shall be entitled to vote the same, and receive dividends thereon when and if declared by the Insituform Board of Directors.

     (c) Distribution. Subject to the terms of the Escrow Agreement, the Escrow Agent shall distribute the assets in the Escrow Account to the Kinsel/Tracks Shareholders as follows: (i) (A) the first installment payment under the MergerConsideration Promissory Note and (B) such number of Holdback Shares that equals 50% of the value of the Escrow Account minus the first installment payment under the Merger Consideration Promissory Notes, less the amount of any claims that may be offset or withheld pursuant to subsection (a) above, shall be paid on the first anniversary of the Closing Date and (ii) the remaining balance of the Escrow Account, less the amount of any claims that may be offset or withheld pursuant to (a) above, shall be paid on the second anniversary of the Closing Date.

     2.10 Registration Statement.

     (a) For the purposes of registering for resale 30% of the Insituform Shares (including any shares of Insituform Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of such Insituform Shares) (the "Registrable Securities") with the SEC under the Securities Act, and complying with applicable state securities Laws, Insituform, the Company and the Kinsel/Tracks Shareholders will cooperate in the preparation of a registration statement on Form S-3 (such registration statement, together with any and all amendments and supplements thereto, being herein referred to as the "Registration Statement"), including a prospectus satisfying all requirements of applicable state securities Laws and the Securities Act. Such prospectus, together with any and all amendments or supplements thereto, is herein referred to as the "Prospectus."

     (b) The Company will furnish Insituform with such information concerning the Company as is necessary in order to cause the Prospectus, insofar as it relates to the Company, to comply with applicable Law. None of the information relating to the Company supplied by the Company for inclusion in the Prospectus will be false or misleading with respect to any material fact or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company agrees promptly to advise Insituform if, at any time prior to the filing of the Registration Statement, any information provided by it in the Prospectus is or becomes incorrect or incomplete in any material respect and to provide Insituform with the information needed to correct such inaccuracy or omission. The Company will furnish Insituform with such supplemental information as may be necessary in order to cause the Prospectus, insofar as it relates to the Company, to comply with applicable Law.

     (c) All expenses incurred in connection with the registration under this Section (including all registration, filing, qualification, legal, printing and accounting fees, but excluding underwriting commissions and discounts, if any), shall be borne by Insituform. In connection with registration under this Section, Insituform will, consistent with the rules, regulations, interpretive releases and positions of the SEC:

               (i) Prepare and file within five (5) business days of the Closing Date with the SEC the Registration Statement and use its best efforts to cause the Registration Statement to become and remain effective. Insituform shall be obligated to effect only one Registration Statement for all Kinsel/Tracks Shareholders; provided, however, that Insituform shall not be deemed to have satisfied its obligation under this Section unless and until a Registration Statement covering all of the Registrable Securities has been filed and become effective under the Securities Act and has remained current and effective until the holders of the Registrable Securities may sell the Registrable Securities pursuant to Rule 144(k) (or such shorter period as is required to complete the distribution and sale of all shares registered thereunder).

               (ii) Prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period as may be requested by the Kinsel/Tracks Shareholder Representative until the holders of the Registrable Securities may sell the Registrable Securities pursuant to Rule 144(k) (or such shorter period as is required to complete the distributions and sale of all shares registered thereunder) and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition thereof set forth in the Registration Statement; provided, that before filing a Registration Statement or Prospectus relating to the sale of Registrable Securities, or any amendments or supplements thereto, Insituform will furnish to counsel to holders of Registrable Securities covered by the Registration Statement or Prospectus, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel, and Insituform will give reasonable consideration in good faith to any comments of such counsel.

               (iii) Furnish to each holder of Registrable Securities covered by the Registration Statement such number of copies of a preliminary prospectus and Prospectus for delivery in conformity with the requirements of the Securities Act, and such other documents, as such Person may reasonably request, in order to facilitate the public sale or other disposition of the Registrable Securities.

               (iv) Use its best efforts to register or qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky Laws of such jurisdictions as each Kinsel/Tracks Shareholder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Kinsel/Tracks Shareholder to consummate the disposition of the Registrable Securities owned by such Kinsel/Tracks Shareholder, in such jurisdictions, except that Insituform shall not for any such purpose be required (x) to qualify to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Subsection, it is not then so qualified, or (y) to subject itself to taxation in any such jurisdiction, or (z) to take any action which would subject it to general or unlimited service of process in any such jurisdiction where it is not then so subject.

               (v) Use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with and approved by such other Governmental Authorities as may be necessary to enable the Kinsel/Tracks Shareholders to consummate the disposition of such Registrable Securities.

               (vi) Immediately notify each Kinsel/Tracks Shareholder at any time when a Prospectus relating to the Registrable Securities is required to be delivered under the Securities Act within the appropriate period mentioned in Subsection 2.10(c)(ii) above, if Insituform becomes aware that the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Kinsel/Tracks Shareholder, deliver a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, each prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (vii) Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC and make generally available to its security holders, in each case as soon as practicable, but not later than 45 calendar days after the close of the period covered thereby (90 calendar days in case the period covered corresponds to a fiscal year of Insituform), an earnings statement of Insituform which will satisfy the provisions of Section 11(a) of the Securities Act.

     (d) Insituform promptly will advise the Kinsel/Tracks Shareholders when the Registration Statement has become effective and of any supplements or amendments thereto, and Insituform will furnish the Kinsel/Tracks Shareholder with copies of all such documents. Neither Company nor any Kinsel/Tracks Shareholder shall distribute any written material that might constitute a "prospectus" relating to the Merger or the Insituform Shares within the meaning of the Securities Act or any applicable state securities Law without the prior written consent of Insituform.

     (e) Each holder of Registrable Securities covered by the Registration Statement referred to in this Section will, upon receipt of any notice from Insituform of the happening of any event of the kind described in Section 2.10(c)(vi) above, forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.10(c)(vi) above.

     (f) Insituform will, and it hereby agrees to, indemnify and hold harmless, to the extent permitted by Law, each holder of any Registrable Securities covered by the Registration Statement, and each other Person, if any, who controls such holder within the meaning of the Securities Act, as follows:

               (i) against any and all loss, liability, claim, damage or expense whatsoever arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order top make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of Insituform; and

               (iii) against any and all expense reasonably incurred by them in connection with investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under Subsection 2.10(f)(i) or (f)(ii) above.

Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder of Registrable Securities or any such director, officer, employee, agent, general or limited partner, investment advisor or agent, underwriter or controlling person and shall survive the transfer of such securities by such holder.

     (g) Each Kinsel/Tracks Shareholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 2.10(f) above) Insituform, and each of its officers, directors, and Person, if any, who controls Insituform within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement, any preliminary, final or summary Prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to Insituform by or on behalf of such Kinsel/Tracks Shareholder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Insituform or any such director, officer or controlling person and shall survive the transfer of such securities by such Kinsel/Tracks Shareholder. In that event, the obligations of the Insituform and such Kinsel/Tracks Shareholder pursuant to Subsections 2.10(f) and (g) are to be several and not joint; provided, however, that, with respect to each claim pursuant to Subsections 2.10(f) and (g), Insituform shall be liable for the full amount of such claim, and each such Kinsel/Tracks Shareholder's liability under this Subsection shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount and expenses) received by such Kinsel/Tracks Shareholder from the sale of Registrable Securities by such Kinsel/Tracks Shareholder pursuant to this Section.

     (h) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to such indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section, except to the extent

(not including any such notice of an underwriter) that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim (in which case the indemnifying party shall not be liable for the fees and expenses of more than one firm of counsel selected by holders of a majority of the shares of Registrable Securities included in the offering or more than one firm of counsel for the underwriters in connection with any one action or separate but similar or related actions), the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnifying party in connection with the defense thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the indemnified party (which consent shall not be reasonably withheld) unless such settlement requires no more than a monetary payment for which the indemnifying party agrees to indemnify the indemnified party (which consent shall not be unreasonably withheld) and includes a full, unconditional and complete release of the indemnified party; provided, however, that the indemnified party shall be entitled to take control of the defense of any claim as to which, in the reasonable judgment of the indemnifying party's counsel, representation of both the indemnifying party and the indemnified party would be inappropriate under the applicable standards of profession conduct due to actual or potential differing interests between them. In the event that the indemnifying party does not assume the defense of a claim pursuant to this Subsection, the indemnified party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, and the indemnified party shall have the right to agree to any settlement without the prior consent of the indemnifying party. Each indemnified party shall, and shall cause its legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding. In the event that an indemnifying party assumes the defense of an action under this Subsection, then such indemnifying party shall, subject to the provisions of this Section, indemnify and hold harmless the indemnified party from any and all losses, claims, damages or liabilities by reason of such settlement or judgment.

     (i) In order to provide for just and equitable contribution in circumstances under which the indemnity contemplated by this Section is for any reason not available or insufficient for any reason to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by Insituform, any Company of Registrable Securities, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities by taking into account the portion of the proceeds of the offering realized by each, and the relative fault of each party by taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. Insituform and each person selling securities agree with each other that no holder of Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under this Section were available. Insituform and each such holder agree with each other, that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation. For purposes of this Subsection, each director and each officer of Insituform who signed the Registration Statement, and each person, if any, who controls Insituform or a holder of Registrable Securities within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as Insituform or holder of Registrable Securities, as the case may be.

     (j) Insituform shall not be obligated to register shares of Registrable Securities held by any Kinsel/Tracks Shareholder at any time when the resale provisions of Rule 144(k) (or any similar or successor provision) promulgated under the Securities Act are available to such Kinsel/Tracks Shareholder.

     2.11 Tax-Free Reorganization. The parties intend that the Mergers qualify as tax-free reorganizations pursuant to Section 368 of the IRC. The parties hereto hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the treasury regulations promulgated under the IRC.

     2.12 Additional Actions. If, at any time after the Effective Time, either Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in such Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets any Acquisition Sub or the Company or otherwise to carry out this Agreement, the officers and directors of such Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Acquisition Sub or the Company, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of the Acquisition Sub or the Company, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in such Surviving Corporation or otherwise to carry out this Agreement.

     2.13 Kinsel/Tracks Shareholders' Representative and Durable Power of Attorney. Each Kinsel/Tracks Shareholder hereby makes, constitutes and appoints Richard L. Kinsel, Jr. (the "Kinsel/Tracks Shareholders' Representative"), as such Kinsel/Tracks Shareholder's true and lawful attorney-in-fact and agent, with full power and authority, in the name and on behalf of each Kinsel/Tracks Shareholder to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including without limitation:

          (i) receiving or giving all instructions, other communications, consents or agreements that may be necessary, required or given under this Agreement;

          (ii) asserting, settling, compromising, or defending, or determining not to assert, settle compromise or defend any claim made by any party entitled to indemnification under this Agreement;

          (iii) to negotiate and compromise any dispute which may arise under, and to exercise or refrain from exercising remedies available under, this Agreement and to sign any releases or other documents with respect to any such dispute or remedy;

          (iv) to review calculations and statements rendered in connection with any claim for which indemnification is available under this Agreement and to approve and authorize the payment of any related fees and expenses;

          (v) to negotiate, sign and deliver any document or documents called for under this Agreement; and

          (vi) to give such instructions, to execute and deliver such documents, and to do such other things and refrain from doing such other things, as the Kinsel/Tracks Shareholders' Representative shall deem necessary or appropriate to carry out the provisions of this Agreement.

The Kinsel/Tracks Shareholders' Representative hereby accepts such authorization and appointment as attorney-in-fact and agent and agrees to serve entirely without compensation. The durable power of attorney granted by this Agreement and all authority conferred hereby is granted and conferred subject to and in consideration of the interests of the Kinsel/Tracks Shareholders and the Kinsel/Tracks Shareholders' Representative for the purpose of completing the actions contemplated in this Section. Accordingly, the authority conferred hereby, including the appointment of the Kinsel/Tracks Shareholders' Representative, is an agency coupled with an interest and (i) shall be irrevocable and (ii) shall not be terminated by any act of a Kinsel/Tracks Shareholder or by operation of law, whether by the death, disability, incapacity or liquidation of a Kinsel/Tracks Shareholder or by the occurrence of any other event or events (including without limitation the termination of any trust or estate for which any Kinsel/Tracks Shareholder is acting as a fiduciary or fiduciaries), and if, after the execution hereof, any Kinsel/Tracks Shareholder shall die or become disabled or incapacitated or is liquidated, or if any other such event or events shall occur before the completion of the transactions contemplated by this Agreement, the Kinsel/Tracks Shareholders' Representative shall nevertheless be authorized and directed to complete all such transactions as if such death, disability, incapacity, liquidation or other event or events had not occurred and regardless of notice thereof. Upon the death, disability or resignation of the Kinsel/Tracks Shareholders' Representative, the Kinsel/Tracks Shareholders shall unanimously appoint a substitute agent to serve as their agent and attorney-in-fact pursuant to the terms of this Agreement, and third parties shall be entitled to rely on such substitute agent to the same extent as they were theretofore entitled to rely on the Kinsel/Tracks Shareholders' Representative named herein.

      THIS IS A DURABLE POWER OF ATTORNEY AND THE AUTHORITY OF THE KINSEL/TRACKS SHAREHOLDERS' REPRESENTATIVE OR ANY SUBSTITUTE REPRENTATIVE HEREUNDER WITH RESPECT TO ANY KINSEL/TRACKS

     SHAREHOLDER SHALL NOT TERMINATE IF SUCH KINSEL/TRACKS SHAREHOLDER BECOMES DISABLED OR INCAPACITATED OR IN THE EVENT OF LATER UNCERTAINTY AS TO WHETHER SUCH KINSEL/TRACKS SHAREHOLDER IS DEAD OR ALIVE.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF KINSEL, TRACKS AND THE KINSEL/TRACKS SHAREHOLDERS

      Subject to, and except as specifically disclosed in, Schedule 3 to this Agreement (the "Kinsel/Tracks Disclosure Schedule"), Kinsel, Tracks and the Kinsel/Tracks Shareholders, jointly and severally, represent and warrant to Insituform and the Acquisition Subs, as of the date hereof and as of the Closing Date, the following:

     3.1 Company Organization, Qualification and Good Standing. Each Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Texas. Each Company has all requisite power and authority to own, lease and operate its assets and to carry on its business as now owned, leased, operated and conducted and as intended to be conducted. Each Company is duly qualified as a foreign business entity, and is in good standing, in all other jurisdictions in which such qualification or licensing is required. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list of all such jurisdictions. True, accurate and complete copies of each Company's articles of incorporation and bylaws, together with any and all amendments thereto, as presently in effect, have been delivered or made available to Insituform.

     3.2 Company Authorization. Each Company has all requisite power and authority (i) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and (ii) to consummate the Transaction. Each Company and its respective directors and shareholders have taken all actions necessary for the authorization, execution, delivery and performance of all obligations of each Company under this Agreement and the other Transaction Documents to which each such Company is a party. This Agreement and the other Transaction Documents to which each such Company is a party, when executed and delivered, shall constitute valid and legally binding obligations of each such Company enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar Laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at Closing the other Transaction Documents to be executed by each Company will be, duly executed and delivered by each such Company.

     3.3 No Company Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents to which each Company is or will be a party, and the consummation of the Transaction, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both) (A) any provision of the organizational or governing instruments of either Company,
(B) any contract or agreement as specified in Section 3.17 to which either Company is a party or (C) any Requirement of Law of any Governmental Authority or arbitrator applicable to either Company or (ii) result in the creation or imposition of any Encumbrance on either Company or their respective assets.

     3.4 Company Consents. No Requisite Approvals are required in connection with either Company's execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the Transaction, other than (i) the filing of the Articles of Merger with the Secretary of the State of Texas in accordance with the Texas Act and (ii) filings under the HSR Act.

     3.5 Capitalization and Ownership. As of the date hereof, the authorized capital stock of Kinsel consists of 500,000 shares of Kinsel Common Stock, 14,065 shares of which are issued and outstanding and held by the Kinsel/Tracks Shareholders as shown on Schedule 3.5, free from any Encumbrance, and there are no shares of Kinsel Common Stock issued and held in the treasury of Kinsel. No other capital stock of Kinsel is issued or outstanding. As of the date hereof, the authorized capital stock of Tracks consists of 1,000,000 shares of Tracks Common Stock, 34,560 shares of which are issued and outstanding and held by the Kinsel/Tracks Shareholders as shown on Schedule 3.5, free from any Encumbrance, and there are no shares of Tracks Common Stock issued and held in the treasury of Tracks. No other capital stock of Tracks is issued or outstanding. All issued and outstanding shares of each Company's Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued free of preemptive rights and in compliance with applicable corporate and securities Laws. There are no outstanding rights, reservations of shares, subscriptions, warrants, puts, calls, unsatisfied preemptive rights, options, profits interests or other agreements of any kind relating to any of the capital stock or any other security of either Company, and there is no authorized or outstanding security of any kind convertible into or exchangeable for any such capital stock or other security. There are no voting trusts, voting agreements, restrictions upon the transfer of or otherwise pertaining to any Company Shares (including the ability to pay dividends thereon) or retained earnings of either Company or the ownership thereof other than those imposed generally by the Securities Act, applicable state or foreign securities Laws or applicable corporate Law.

     3.6 Company Financial Statements; Changes in Condition.

     (a) Attached as composite Schedule 3.6 to this Agreement are true, accurate and complete copies of the Company Financial Statements. Except as noted herein or therein, the Company Financial Statements were prepared in conformity with GAAP and present fairly, in all material respects (subject, in the case of the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements, to normal, recurring year-end audit adjustments and accompanying notes), the financial position, assets, liabilities and retained earnings of each Company as of the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of each Company for the periods indicated therein. The 2000 Kinsel Financial Statements and the 2000 Tracks Financial Statements will be prepared in conformity with GAAP and present fairly, in all material respects, the financial position, assets, liabilities and retained earnings of each Company as of the dates thereof and the revenues, expenses, results of operations, changes in financial position and cash flows of each Company for the periods indicated therein.

     (b) Since the date of the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements, (i) each Company has carried on and operated its business in the Ordinary Course (other than in connection with the Transaction) and (ii) there have been no changes in the condition (financial or otherwise), profitability, business, affairs or prospects of either Company or their respective businesses. Without limiting the generality of the foregoing, since the date of the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements, neither Company has:

                         (i) incurred any obligation or entered into any
                    contract or agreement which (A) required a payment by any party in excess of, or a series of payments which in the aggregate exceed, $50,000 or (B) provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $50,000;

                         (ii) acquired or leased, or committed to acquire or
                    lease, any assets other than (A) Inventory in the Ordinary Course and (B) capital expenditures not exceeding $50,000 in the aggregate;

                         (iii) made any borrowings, incurred any debt (other
                    than trade payables in the Ordinary Course), or assumed, guaranteed, endorsed (except for the negotiation or collection of negotiable instruments in transactions in the Ordinary Course) or otherwise become liable (whether directly, indirectly, contingently or otherwise) for the obligations of any other Person, or made any payment or repayment in respect of any indebtedness (other than trade payables and accrued expenses in the Ordinary Course);

                         (iv) has taken any action which has resulted, or could
                    result in, any Material Adverse Effect;

                         (v) suffered any damage, destruction or loss to any of
                    its assets or properties (whether or not covered by insurance);

                         (vi) taken any action or entered into or authorized any
                    Contract or transaction other than in the Ordinary Course;

                         (vii) entered into any agreement or commitment that
                    restricts its business;

                         (viii) merged or consolidated with, or acquired for
                    cash a substantial part of the assets or equity interests of, any other Person;

                         (ix) sold, transferred, conveyed, assigned or otherwise
                    disposed of any of its assets or properties, except sales of Inventory in the Ordinary Course;

                         (x) waived, released, settled, compromised or cancelled
                    any claims against third parties or debts owing to it or any rights, which exceeded $10,000 individually, or $50,000 in the aggregate;

                         (xi) settled or compromised, or agreed to settle or
                    compromise, any suits, actions or claims by or against either Company;

                         (xii) made any changes in its accounting systems,
                    policies, principles or practices;

                         (xiii) entered into, authorized or permitted any
                    transaction with any Affiliate of either Company;

                         (xiv) authorized for issuance, issued, sold, delivered
                    or agreed or committed to issue, sell or deliver (whether through the issuance or granting of options, warrants, convertible or exchangeable securities, commitments, subscriptions, rights to purchase or otherwise) any equity interests in either Company or any other securities, or amended any of the terms of any such securities;

                         (xv) split, combined, or reclassified any equity
                    interests in either Company, declared, set aside or paid any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of its equity interests or redeemed or otherwise acquired any securities of either Company;

                         (xvi) made any loans, advances or capital contributions
                    to, or investments in, any other Person;

                         (xvii) entered into, adopted, amended, terminated or
                    made any material interpretation with respect to any Plan, or increased in any manner the overall work force of either Company, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

                         (xviii) increased in any manner the compensation or
                    fringe benefits of any employee or officer, or paid any benefit not required by any existing Plan, or entered into any contract, agreement, commitment or arrangement to do any of the foregoing;

                         (xix) made any Tax election or settled or compromised
                    any Tax liability, or waived or extended the statute of limitations in respect of any Taxes; or

                         (xx) terminated, modified, amended or otherwise altered
                    or changed any of the terms or provisions of any Contract, or paid any amount not required by any Requirement of Law or by any Contract, other than in the Ordinary Course.

     3.7 No Undisclosed Liabilities. There are no debts, liabilities, obligations, losses, damages, claims or Encumbrances with respect to either Company or their respective businesses or assets, either direct or indirect, matured or unmatured, absolute, contingent or otherwise (and whether or not of a kind required by GAAP to be set forth in a financial statement), except: (i) those items set forth on the Company Financial Statements; (ii) those items arising in the Ordinary Course under any Contract specifically disclosed in the Kinsel/Tracks Disclosure Schedule (or not required to be disclosed because of the term or amount involved); and (iii) those items incurred, consistently with past business practice, in or as a result of the operation of their respective business in the Ordinary Course since the date of the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements.

     3.8 Taxes.

     (a) Each Company and its Subsidiaries have timely filed, or caused to be timely filed, all returns or reports required to be filed by each such entity relating to Taxes, and has paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves have been established in the Company Financial Statements, or for which reserves will be established, consistent with the Company's policies and practices regarding such reserves during the period between the date of such Company Financial Statements and the Closing Date, for the payment thereof or which are being contested in good faith and have been disclosed in writing to Insituform prior to the date of this Agreement. There are no claims or assessments pending against either Company or its Subsidiaries for any alleged deficiency in any Tax, and neither Company nor the Kinsel/Tracks Shareholders know of any threatened Tax claims or assessments against either Company or their Subsidiaries (other than those for which adequate reserves have been established in the Company Financial Statements or which are being contested in good faith and have been disclosed in writing to Insituform prior to the date of this Agreement). Neither Company nor their Subsidiaries has made an election under Section 338 of the IRC or has taken any action that would result in any Tax liability of either Company or their Subsidiaries as a result of a deemed election within the meaning of Section 338 of the IRC under former Treasury Regulation Section 1.338(h)(10)-1(d)(3). Neither Company nor their Subsidiaries has any waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests by either Company or their Subsidiaries for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. No taxing authority is conducting or has notified or, to the knowledge of each Company or any Kinsel/Tracks Shareholder, has threatened either Company or their Subsidiaries that it intends to conduct, an audit of any prior Tax period of either Company or any of their Subsidiaries. No taxing authority has conducted an audit of any prior Tax period of either Company or any of their Subsidiaries.

     (b) Each Company is a "C" corporation, and neither Company has ever been an "S" corporation under the IRC.

     (c) Each Company is not, and has never been, a party to any Tax sharing agreements or similar arrangements.

     (d) Neither Company nor their Subsidiaries has made or becomes obligated to make, or will, as a result of the transactions contemplated by this Agreement, make or become obligated to make, any "excess parachute payment" as defined in
Section 280G of the IRC (without regard to subsection (b) (4) thereof).

     (e) Neither Company nor their Subsidiaries is or has been a United States real property holding company (as defined in Section 897(c)(2) of the IRC) during the applicable period specified in Section 897(c)(1)(A)(ii) of the IRC.

     (f) Neither Company nor their Subsidiaries is a person other than a United States person within the meaning of the IRC.

     (g) None of the assets of either Company or their Subsidiaries is property which either Company or their Subsidiaries is required to treat as being owned by any other person pursuant to the so-called "safe harbor lease" provisions of former Section 168(f)(8) of the IRC.

     (h) Each Company and its Subsidiaries have disclosed on their federal income tax returns all positions taken therein that could give rise to a substantial understatement of federal income tax liability within the meaning of
Section 6662(d) of the IRC.

     (i) Each Company has filed all reports and has created and/or retained all records required under IRC Section 6038A with respect to its ownership by and transactions with related parties. Each related foreign person required to maintain records under Section 6038A of the IRC with respect to transactions between either Company and the related foreign person has maintained such records. All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with such Company are maintained in the United States, or such Company is exempt from the record maintenance requirements of Section 6038A of the IRC with respect to such transactions under Treasury Regulations Section 1.6038A-1. Each Company is not a party to any record maintenance agreement with the Internal Revenue Service with respect to IRC Section 6038A. Each related foreign person that has engaged in transactions with either Company has authorized such Company to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the IRC with respect to any request by the Internal Revenue Service to examine records or produce testimony related to any transaction with such Company, and each such authorization remains in full force and effect.

     (j) Neither Company nor their Subsidiaries has participated in or cooperated with, and neither will participate in, an international boycott within the meaning of Section 999 of the IRC.

     (k) There are no liens or encumbrances for Taxes on the assets of either Company or their Subsidiaries except for statutory liens for current Taxes not yet due and payable.

     (l) Each Company has not made any elections with respect to Taxes affecting such Company and its Subsidiaries except as are reflected in the Tax returns of such Company filed and provided to Insituform prior to the date of this Agreement. Neither Company nor their Subsidiaries: (i) has made or will make a deemed dividend election under former Treas. Reg. ss. 1.1502-32(f)(2) or a consent dividend election under Section 565 of the IRC; (ii) has consented at any time under Section 341(f)(l) of the IRC to have the provisions of Section 341(f)(2) of the IRC apply to any disposition of the assets of such Company or its Subsidiaries; (iii) has agreed, or is required, to make any adjustment under
Section 481(a) of the IRC by reason of a change in accounting method or otherwise; (iv) has made an express election, or is required, to treat any asset of such Company or its Subsidiaries as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC; or (v) has made any of the foregoing elections or is required to apply any of the foregoing rules under any comparable state, foreign or local income Tax provision.

      (m) Each Company and its Subsidiaries are not and have never been includable corporations in an affiliated group of corporations, within the meaning of Section 1504 of the IRC.

      (n) The net operating losses, net capital losses, foreign tax credits, investment and other tax credits set forth on the Company's Tax returns are not subject to any limitations under Section 382, Section 383 or the Treasury regulations (whether temporary, proposed or final) under Section 1502 of the IRC.

      (o) Neither Company nor their Subsidiaries is a partner or member in or subject to any joint venture, partnership, limited liability company or other arrangement or contract that is or could be treated as a partnership for federal income tax purposes.

      (p) Neither Company nor their Subsidiaries is a party to or otherwise subject to any arrangement having the effect of or giving rise to the recognition of a deduction or loss before the Closing Date, and a corresponding recognition of taxable income or gain after the Closing Date, or any other arrangement that would have the effect of or give rise to the recognition of taxable income or gain by such Company or its Subsidiaries after the Closing Date without the receipt of or entitlement to a corresponding amount of cash.

      (q) At the Closing Date, each Company will have only one class of stock outstanding and it will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in such Company that, if exercised or converted, would affect Insituform's acquisition or retention of control of such Company, as defined in
Section 368(c) of the IRC. Each Company has not sold, transferred, assigned or otherwise disposed of any assets that will result in such Company not fulfilling the Section 368(a)(2)(E)(i) requirement that after the Merger such Company holds substantially all of the assets it held prior to the Merger. For purposes of
Section 368(a)(2)(E)(i), the parties acknowledge that "substantially all of the assets" means at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by such Company immediately prior to the transaction (including in the computation of assets of such Company amounts paid by such Company to any dissenting shareholders, amounts paid by such Company to shareholders of such Company who receive cash or other property, assets of such Company used to pay its reorganization expenses, and all redemptions and distributions [except for regular, normal dividends] made by such Company immediately preceding, or in contemplation of, the transaction contemplated by this Agreement). Each Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the IRC. Each Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the IRC. At the Closing Date, the fair market value of the assets of each Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject. There are no loans or other extensions of credit outstanding from either Company to the Kinsel/Tracks Shareholders.

      (r) All transactions between or among either Company and their Subsidiaries have occurred on an arm's-length basis consistent with the results that would have been realized if unrelated and uncontrolled individuals or entities had engaged in the same transaction under similar circumstances on an arm's-length basis. No income, deductions, credits, or allowances could be reallocated by the Internal Revenue Service under Section 482 of the IRC for any transactions between or among either Company and their Subsidiaries.

      (s) Neither Company has participated in a transaction pursuant to Section 355 of the IRC such that the consummation of the transaction contemplated by this Agreement would cause the recognition of gain pursuant to Section 355(e) of the IRC.

     3.9 No Company Subsidiaries. Neither Company (i) has any Subsidiaries, (ii) owns or controls, directly or indirectly, any capital stock, equity interests, bonds or securities of any Person, other than certificates of deposit and commercial paper held as short term investments or (iii) controls the management of any such Persons.

     3.10 Ownership of Assets. Each Company has good and marketable title to all of its assets, whether real, personal or mixed, tangible or intangible, including the assets reflected in the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements, or acquired subsequent thereto (except for Inventory disposed of in the Ordinary Course), subject to no Encumbrances, except (i) those Encumbrances reflected in the Kinsel Interim Financial Statements or the Tracks Interim Financial Statements and (ii) liens for taxes not yet due and payable.

     3.11 Completeness of Assets. Each Company owns full right, title and interest to, or has the right to use (on terms disclosed to Insituform), all assets necessary for the conduct of its respective business.

     3.12 Accounts Receivable. Each Company has provided or made available to Insituform a true, accurate and complete list of all of such Company's Accounts Receivable as of the date hereof, showing the account debtor, balance and aging for each such account. All Accounts Receivable of each Company, whether reflected in their respective Interim Financial Statements or otherwise, (i) represent amounts owed to such Company from third parties for services actually rendered or sales actually made from bona fide transactions in the Ordinary Course, (ii) are in all respects genuine and valid, (iii) except as reserved against in the respective Interim Financial Statements or reserved subsequent to the dates of the Interim Financial Statements consistent with the Company's reserve policies and practices, shall be or have been fully collected when due without resort to litigation and (iv) except as reserved against in the respective Interim Financial Statements or reserved subsequent to the dates of the Interim Financial Statements consistent with the Company's reserve policies and practices, are not subject to any defense or offset or otherwise uncollectible. Any Account Receivable, other than retainage, not collected within 120 days after the Closing Date, shall be conclusively deemed to be a breach of this representation and warranty, and shall be available for offset against the Escrow Account. Amounts carried as retainage shall be collected within one hundred and twenty days after completion or closing of the contract for which the retainage is carried, but in any event prior to the second anniversary of the Closing Date.

     3.13 Inventory. Each Company has provided or made available to Insituform a true, accurate and complete list of all of such Company's tangible Inventory as of the date hereof. All Inventories reflected in the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements or thereafter acquired
(i) are merchantable, or suitable and useable for the production or completion of merchantable products, for sale in the Ordinary Course as first quality goods at normal mark-ups, (ii) are valued at actual cost and are the property of the respective Company and (iii) are listed on the respective Company's current price list. No such Inventory items have been or are held by either Company on consignment from or for the benefit of any other Person.

     3.14 Other Personal Property. Each Company has provided or made available to Insituform a true, accurate and complete list of all of such Company's Personal Property as of the date hereof. All Personal Property other than Inventory that is shown on the Kinsel Interim Financial Statements and the Tracks Interim Financial Statements was and currently is owned by each respective Company in its respective business. Such Personal Property is functional for the use for which it was intended in the normal operation of each Company's business, and is, to the best knowledge of the Kinsel/Tracks Shareholders, in good operating condition and repair (ordinary wear and tear excepted).

     3.15 Facilities. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list of all Facilities owned or occupied by either Company or used in connection with their businesses.

     (a) With respect to Facilities that are owned by either Company, title to each of such Facilities is good and indefeasible, fee simple absolute, free and clear of all Encumbrances, excepting only such easements, restrictions and covenants presently of record, which will not interfere with or impair the Company's intended use, or the marketability, of such Facilities.

     (b) With respect to Facilities that are leased by either Company, such Company (as lessee) has the right under valid and subsisting leases to occupy, use, possess and control such Facilities as now occupied, used, possessed and controlled by such Company, subject in each case to the applicable terms and conditions of the leases (true, accurate and complete copies of which have been provided to Insituform).

     (c) All of the buildings, fixtures and other improvements located on the Facilities (i) are, to the best knowledge of the Kinsel/Tracks Shareholders, in good operating condition and repair (subject to ordinary wear and tear), (ii) have been properly maintained and (iii) are available for immediate use in the conduct of each Company's respective business. Since the first date of its occupancy of the Facilities, neither Company has experienced any material interruption in the delivery of adequate quantities of any utilities (including electricity, natural gas, potable water, water for cooling or similar purposes and fuel oil) or other public services (including sanitary and industrial sewer service) required in the operation of its business.

     (d) Neither Company has received any written notice relating to (i) any pending or threatened condemnation or eminent domain proceeding with regard to all or any part of the Facilities, (ii) the imposition of any special Taxes or assessments, or payments in lieu thereof, against the Facilities (for which either Company is responsible under its lease), (iii) the curtailment of any utility services supplied to the Facilities or (iv) any planned public improvement which will result in any charge being levied or assessed against, or will result in the creation of any Encumbrance upon, any of the Facilities.

     (e) No Facility is in violation of, and each Facility and the operation thereof is in compliance with, all comprehensive plan, zoning, subdivision and all other applicable land use laws, regulations or ordinances.

     (f) None of the Facilities are located within a flood hazard zone, as described in the Flood Disaster Protection Act of 1973 (as amended) and the National Flood Insurance Act of 1968 (as amended), or, if any such Facility is so located and has buildings located thereon, then proper federal insurance has been obtained in the maximum amount permitted respecting such risk and is in full force and effect.

     3.16 Insurance. Each Company has been continuously insured and is presently insured in the amounts set forth on the Kinsel/Tracks Disclosure Schedule with insurance companies believed by such Company to be responsible and financially sound against such risks as companies competitive with its business are, in accordance with good business practice, customarily insured, including but not limited to casualty and life insurance. Each Company has provided or made available to Insituform true, accurate and complete copies of all insurance policies owned by such Company or inuring to such Company's benefit which insure any part of such Company, its assets or its business, all of which are listed on the Kinsel/Tracks Disclosure Schedule. All such insurance policies are in full force and effect. There is no inaccuracy in any application for such policies or any failure to pay any premiums when due, or any other set of facts or circumstances which might form the basis for termination of any such policies. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete summary of all material customer claims against each Company currently pending, and those that are being defended by either Company's insurance carriers, together with each Company's best estimate of the likely damage or other adverse exposure to such Company and its business. Neither Company has received any written notice, and no Kinsel/Tracks Shareholder has received any notice, whether or not in writing, of any threatened material claim.

     3.17 Contracts. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list of all Contracts for each Company (i) involving an amount of cash consideration due (by or to either Company) following the Closing Date in excess of $50,000, (ii) containing any covenant restricting the freedom of either Company to compete in any line of business or with any Person, (iii) continuing for a period of more than one (1) year from the date hereof and not terminable at will without payment or premium or penalty or upon notice of not more than 30 days, (iv) providing for participation in any results of either Company's business by a Person, including any Kinsel/Tracks Shareholder, employee, supplier or customer or (v) providing for any payment to any Affiliate of either Company. To the best knowledge of the Kinsel/Tracks Shareholders, there are no other Contracts of a similar character that are material to the Company's business or operations. Each Company has delivered or made available to Insituform true, accurate and complete (A) copies of all written Contracts described in this section, including amendments, and (B) summaries of all material provisions of Contracts that are not reduced to written documents, as contained in the Kinsel/Tracks Disclosure Schedule. Neither Company is, and to the best of each Company's knowledge no other party to any Contract is, in default under any material Contract, nor, to each Company's knowledge, has any event occurred which, but for the giving of notice or passage of time or otherwise, would constitute a breach or default under any material Contract. The consummation of the Transaction will not result in the breach of any term or provision of, or constitute a default under, any material Contract, or constitute an event which with notice, lapse of time or both could result in any such violation.

     3.18 Intellectual Property. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list of all Intellectual Property (except know-how and goodwill) and Intellectual Property Licenses used by either Company. Each Company has full right, title and interest in and to the Intellectual Property shown as owned by it on such Kinsel/Tracks Disclosure Schedule. Except as set forth in the Kinsel/Tracks Disclosure Schedule and identified as an Intellectual Property License, neither Company is (i) a licensor or licensee in respect of any Intellectual Property or (ii) making any royalty or other payments with respect to any Intellectual Property, and no Person has a right to any such payments. Each Company has delivered or made available to Insituform true, accurate and complete copies of all Intellectual Property Licenses, and such licenses are in full force and effect. Neither Company is, and, to the best of each Company's knowledge, no other party to any Intellectual Property License is, in default under any such license, nor, to either Company's knowledge, has any event occurred which, but for the giving of notice or passage of time or both, could constitute a breach or default under any Intellectual Property License. The consummation of the Transaction will not result in the breach of any term or provision of, or constitute a default under, any Intellectual Property License, or constitute an event which with notice, lapse of time or both could result in any such violation. Neither Company is infringing upon or otherwise acting adversely to the intangible personal property owned by any other Person, and there is no notice, claim or action by any such Person pending with respect thereto.

     3.19 Employees. Each Company has provided or made available to Insituform a true, accurate and complete list of the following information for each employee of each Company (including each employee on leave of absence or layoff status): job title, base rate of pay (together with any other compensatory arrangement), fringe benefits (including any Company-owned or leased vehicles, club memberships and similar arrangements maintained or sponsored by Company), date of hire, and, if readily available, number of dependents. Neither Company has any employment or consulting agreements. No former or current employee of either Company is a party to, or is otherwise bound by, any agreement or arrangement which in any way adversely affected or affects (i) the performance of his (or her) duties if he (or she) shall become an employee of Insituform or any of its Affiliates after the Closing or (ii) Insituform's ability own either Surviving Corporation (or either Surviving Corporation to operate their respective businesses), including the enforcement of any non-competition agreement by any such employee. Neither Company has any outstanding commitment or agreement to effect any general wage or salary increase for any of its employees. The employment of all of each Company's employees is terminable at will without any penalty of any kind, including severance or compensation benefits.

     3.20 Labor Matters. Each Company has complied and is complying with all Requirements of Law with respect to employment and employment practices (including, without limitation, all applicable federal and state civil rights statutes and the hiring, recordkeeping and other requirements of the Immigration Reform and Control Act of 1986 and the rules and regulations thereunder and as amended). Neither Company has, and neither Company is, engaged in any unfair labor practice or unlawful discriminatory act. There are no pending or threatened charges or complaints by or against either Company before the National Labor Relations Board, the Equal Employment Opportunity Commission, any other federal

Governmental Authority relating to labor or employee matters or any similar state or local Governmental Authority. No labor strike, slowdown, work stoppage or other labor trouble is pending or threatened by or against either Company. During the last five (5) years, neither Company has experienced any strike, work stoppage, slowdown or other labor difficulty. Neither Company has any union or collective bargaining agreements. No collective bargaining agent has been certified as a representative of any employee of either Company, and no representation campaign or election is now in progress with respect to any employees of either Company. Neither Company has been, and neither Company is in (and has not been and is not being charged with being in), default under or in violation of (and there has not been and there is not any basis for any claim of default against either Company under, or violation of) any Requirement of Law applicable to such Company or to any of such Company's former or current employees or to applicants for employment by such Company, including the National Labor Relations Act (as amended), the Fair Labor Standards Act (as amended), the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, any Executive Order administered by the Office of Federal Contract Compliance Programs or any similar state or local fair employment practice laws.

     3.21 Employee Benefit Plans. Neither Company maintains nor contributes to any Benefit Plan.

      With respect to each Benefit Plan (where applicable): each Company has provided or made available to Insituform complete and accurate copies of (i) all plan and trust texts and agreements, insurance contracts and other funding arrangements; (ii) annual reports on the Form 5500 series for the last three (3) years; (iii) financial statements and/or annual and periodic accountings of plan assets for the last three (3) years; (iv) the most recent determination letter received from the IRS; (v) actuarial valuations for the last three (3) years; and (vi) the most recent summary plan description as defined in ERISA.

      With respect to each Benefit Plan while maintained or contributed to by each Company: (i) if intended to qualify under IRC Sections 401(a) or 403(a), the Benefit Plan has received a favorable determination letter from the IRS that it so qualifies, its trust is exempt from taxation under IRC Section 501(a), taking into account all legislation enacted through 1999, and nothing since the issuance of the determination letter has occurred to cause the loss of the Benefit Plan's qualification or its trust's exempt status; (ii) the Benefit Plan has been administered in accordance with its terms and applicable Laws and all applicable reporting and disclosure requirements have been timely met; (iii) except for payment of benefits made in the ordinary course of the plan administration, no event has occurred and there exists no circumstance under which either Company or any fiduciary (as defined in Section 3(21)(A) of ERISA) of the Benefit Plan could incur liability under ERISA, the IRC or otherwise;
(iv) no accumulated funding deficiency as defined in IRC Section 412 has occurred or exists; (v) no non-exempt prohibited transaction as defined under ERISA and the IRC has occurred; (vi) no reportable event as defined in Section 4043 of ERISA has occurred; (vii) all contributions and premiums due have fully been made and paid on a timely basis; (viii) all contributions made or required to be made under the Benefit Plan meet the requirements for deductibility under the IRC, and all contributions accrued prior to the Effective Time which have not been made have been properly recorded on the Company's Financial Statements;
(ix) the Benefit Plan currently is not, and in the past has not been, the subject of an examination by any governmental agency; and (x) no assets are invested in employer securities or employer real estate, or in any investment that could result in unrelated business taxable income.

      No Benefit Plan is a defined benefit pension plan subject to Title IV of ERISA or Section 412 of the IRC. Neither Company contributes to, or has any outstanding liability with respect to, any Multiemployer Plan. Each Company has the unrestricted right to amend or terminate any Benefit Plan without incurring any liability thereunder other than normal liabilities for benefits.

      With respect to each Benefit Plan that is a welfare plan (as defined in ERISA Section 3(1)): (i) no benefits are provided for employees or their beneficiaries for periods extending beyond termination of employment, except as required by law; (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan; and (iii) each Company has fully complied with IRC Section 4980B, and Part 6 and 7 of Title I of ERISA.

      The consummation of the Merger will not, either alone or in conjunction with another Event: (i) entitle any individual to severance pay, or (ii) accelerate the time of payment or vesting of benefits or increase the amount of compensation due to any individual.

     3.22 Environmental Matters.

     (a) The operations, practices, policies and procedures of each Company have been conducted in compliance with all, and have not given rise to any Damages under any, Requirement of Law, including any Environmental Laws.

     (b) There are no outstanding notices of violations or consent orders under any Requirement of Law concerning protection of the environment and health and safety to which either Company or their respective assets, businesses or Facilities are subject.

     (c) Neither Company has filed with, nor made any notification to, any Governmental Authority or other Person (nor has either Company received any notification from any Governmental Authority or other Person) with respect to, and with respect to their respective businesses or any Facility there has not been, (i) any burying, dumping, leaking, tank failure, spillage, evaporation, underground injection or disposal of any Hazardous Materials, (ii) any unpermitted discharge, emission or release of any Hazardous Materials (other than at a facility permitted by the Environmental Protection Agency to treat, store or dispose of such Hazardous Materials, (iii) any soil, surface water or groundwater contamination or (iii) any unpermitted dumping or disposal of Nonhazardous Solid Waste. None of the Facilities or the respective businesses contains, generates, handles, treats, stores or disposes of any Hazardous Materials. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list of all off-site locations or facilities to which any wastes or any Hazardous Materials have been transported or conveyed for treatment, storage, disposal, reuse, recycling or other similar disposition.

     (d) Neither Company owns, possesses or controls, directly or indirectly, any PCB's or PCB-contaminated fluids or PCB-contaminated or PCB containing equipment, nor does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material or substance containing PCB's. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list, with respect to the Facilities, of all locations at which PCB's or any substance containing PCB's have at any time been located, used or stored, whether as a raw material, process ingredient, hydraulic fluid or otherwise.

Neither Company owns, possesses or controls, directly or indirectly, any asbestos or asbestos-containing material, nor does any Facility contain in or on its premises any waste, scrap, raw material, work-in-progress, inventory, product, residue or other material containing asbestos. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list, with respect to the Facilities, of all locations at which asbestos or any material containing asbestos has been located, used or stored. No Facility contains any building component on which lead-based paints were applied. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list, with respect to the Facilities, of all locations where lead-based paints were applied to building components.

     (e) There are no Environmental Permits necessary to conduct either Company's respective businesses.

     (f) Each Company has delivered or made available to Insituform true, accurate and complete information in its possession pertaining to the matters set forth in this Section 3.22, including all documents pertaining to all environmental audits or assessments prepared by or for either Company with respect to any Facility or their respective businesses and all Environmental Reports in its possession or control.

     3.23 Litigation. Except as set forth in the Kinsel/Tracks Disclosure Schedule, (i) there are no suits, actions, claims, demands, citations, summons, subpoenas, or legal, administrative, arbitration or other proceedings or governmental inquiries or investigations of any nature (civil, criminal, regulatory or otherwise), at law or equity, pending in any federal, state or local court, or before any administrative agency arbitrator, mediator or other Governmental Authority (A) against either Company (or any Person acting on behalf of either Company or pursuant to an appointment by either Company) or any of their assets or (B) which seeks to enjoin, prohibit, or otherwise question the validity of any action taken or to be taken pursuant to or in connection with this Agreement and (ii) there are no judgments, decrees, injunctions, rules or orders of any Governmental Authority or arbitrator outstanding and unsatisfied against either Company or their respective assets. In addition, neither Company has received any written notice, and no Kinsel/Tracks Shareholder has received any notice, whether or not in writing, threatening any of the above matters.

     3.24 Transactions with Affiliates. Neither Company is a party to any agreement, arrangement, understanding or other obligation with any Kinsel/Tracks Shareholder, director, officer or employee of either Company or any of their respective Affiliates, including any indebtedness owed to or by any of its Kinsel/Tracks Shareholders, directors, officers or employees or any of their respective Affiliates (other than for reimbursements for reasonable business expenses and accrued but unpaid salary payments incurred in the Ordinary Course).

     3.25 Compliance with Laws. Each Company has complied with all Requirements of Law in connection with the conduct of their respective businesses and the ownership of their respective assets. Neither Company has received any written notice, and no Kinsel/Tracks Shareholder has received any notice whether or not in writing, asserting any non-compliance with any such Requirement of Law.

     3.26 No Insolvency. No insolvency proceedings of any character affecting either

Company or their respective assets or businesses is pending or, to the knowledge of either Company, threatened. Neither Company has taken any action in contemplation of, or which would constitute the basis for, the institution of any such insolvency proceedings.

     3.27 Business Relationships. Neither Company has had a problem in obtaining, in a timely manner and at market prices, any and all materials, supplies, equipment or services used in its business, and neither Company has received any notice to the effect that such Company may have problems out of the Ordinary Course with respect to the availability of such materials, supplies, equipment or services. No material customer or supplier of, or joint venturer with, either Company has, within the previous twelve (12) months, cancelled or threatened to cancel or otherwise modify its relationship with such Company.

     3.28 No Company Brokers. All negotiations related to this Agreement and the Transaction have been carried out by each Company directly with Insituform, without the intervention of any broker, finder, investment banker or other Person on behalf of either Company in such a manner as to give rise to any claim by any such Person against Insituform for any finder's fee, brokerage commission or similar payment.

     3.29 Books and Records; Disclosure. The books of account and records of each Company relating to its business are in all material respects complete and correct, have been maintained in accordance with reasonable business practices under the circumstances, and the matters contained therein are accurately reflected, to the extent required, on the Company Financial Statements. None of
(i) the Company Financial Statements, (ii) the information concerning either Company delivered or made available to Insituform, (iii) the representations and warranties made by either Company in this Agreement or (iv) the statements made by or on behalf of either Company in any certificate, document, exhibit or schedule delivered or to be delivered in connection with the Transaction, contains or will contain any untrue statement of a material fact, and there is no omission and there will be no omission of any material fact necessary to make such representation or warranty or any such statement not misleading, in light of the circumstances in which they are made. Copies of all documents heretofore or hereafter delivered or made available to Insituform pursuant hereto were or will be true, accurate and complete copies of such documents. If any agreement, instrument or other information would otherwise be required to be disclosed on more than one of the schedules to this Agreement (or in more than one place on any such schedule), a single reference to such agreement, instrument or other information in a schedule hereto with an appropriate cross-reference to other relevant schedule(s) (or places within such schedules) shall be sufficient for purposes of this Agreement.

     3.30 JEA Contract and Joint Venture. Nothing has come to the Company's or any Kinsel/Tracks Shareholder's attention that would lead them to believe that the Contract by and between Jacksonville Electric Authority ("JEA") Procurement Department of Jacksonville, Florida and "PM Construction & Rehab., L.P., and Kinsel Industries, Inc. a Joint Venture" will be cancelled, modified, or otherwise not fulfilled to the fullest extent provided therein.

     3.31 Permits. Each Company has (or has made timely application for) all Permits necessary to enable it to carry on its respective business as currently conducted, and its employees and agents also have all such Permits required of them in carrying out their duties. The Kinsel/Tracks Disclosure Schedule contains a true, accurate and complete list of all Permits required to be obtained or maintained in order presently to conduct each Company's business. All such Permits, are in full force and effect, there has been no violation of or default or breach thereunder, and there is no pending or, to the best of the knowledge of each Company, threatened proceeding under which any may be revoked, terminated or suspended.

     3.32 Net Equity. The aggregate Net Equity of the Company is not less than $22,500,000, excluding any Kinsel/Tracks Shareholders' loans that are classified in a contra to equity account..

     3.33 Work in Progress. Kinsel's work in progress (consisting of cost and estimated earnings in excess of billings on contracts in progress) as reflected in its respective Company Financial Statements represents actual costs and expenses incurred by the Company pursuant to legal, valid and enforceable construction contracts, and such costs and expenses will be, or have been, billed in the Ordinary Course of its business and shall be fully collectible, subject to normal year-end audit adjustments.

     3.34 Former Shareholders. No former shareholder of the Company has, or will have as a result of this Agreement, any claim or cause of action against the Company, or any of its officers and directors, with respect to his or her former ownership or transfer of Company securities or the consummation of the Transaction.

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF KINSEL/TRACKS SHAREHOLDERS

      Subject to, and except as specifically disclosed in, the Kinsel/Tracks Disclosure Schedule, the Kinsel/Tracks Shareholders, severally with respect to themselves and not jointly, represent and warrant to Insituform and the Acquisition Subs, as of the date hereof and as of the Closing Date, the following:

     4.1 Kinsel/Tracks Shareholders Authorization. Each Kinsel/Tracks Shareholder has all requisite power and authority (i) to execute and deliver this Agreement and the other Transaction Documents to which it is a party and
(ii) to consummate the Transaction. This Agreement and the other Transaction Documents to which each such Kinsel/Tracks Shareholder is a party, when executed and delivered, shall constitute valid and legally binding obligations of each such Kinsel/Tracks Shareholder enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at Closing the other Transaction Documents to be executed by each Kinsel/Tracks Shareholder will be, duly executed and delivered by each such Kinsel/Tracks Shareholder.

     4.2 No Kinsel/Tracks Shareholders Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents to which each Kinsel/Tracks Shareholder is or will be a party, and the consummation of the Transaction, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both) (A) any contract or agreement to which such Kinsel/Tracks Shareholder is a party or (C) any Requirement of Law of any Governmental Authority or arbitrator applicable to any Kinsel/Tracks Shareholder or (ii) result in the creation or imposition of any Encumbrance on any Kinsel/Tracks Shareholder or any Company Shares.

     4.3 Kinsel/Tracks Shareholders Consents. There are no Requisite Approvals required in connection with the Kinsel/Tracks Shareholders' execution, delivery and performance of this Agreement or the other Transaction Documents or the consummation of the Transaction, other than filings under the HSR Act.

     4.4 Ownership. Each Kinsel/Tracks Shareholder is the holder of record and owns beneficially that number of Company Shares set forth opposite his or her name on Schedule 3.5 attached hereto. Each Kinsel/Tracks Shareholder owns such Kinsel/Tracks Shareholder's Company Shares free and clear of any Encumbrances, and has the right to sell and transfer such Kinsel/Tracks Shareholder's Company Shares to Insituform hereunder; and such Kinsel/Tracks Shareholder has delivered to Insituform a copy of its certificate representing its Company Shares, registered in the name of such Kinsel/Tracks Shareholder. The transfer of such Company Shares to Insituform hereunder in accordance with the terms hereof will pass good and marketable title to such Company Shares to Insituform, free and clear of any Encumbrances.

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF INSITUFORM

      Subject to, and except as specifically disclosed in, Schedule 5 to this Agreement (the "Insituform Disclosure Schedule"), Insituform represents and warrants to Kinsel, Tracks and the Kinsel/Tracks Shareholders, as of the date hereof and as of the Closing Date, the following:

     5.1 Insituform Organization, Qualification and Good Standing. Insituform is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     5.2 Insituform Authorization. The consummation of the Transaction is subject to the approval of this Agreement and the Transaction by the Board of Directors of Insituform. Assuming such approval is received and the Closing occurs, this Agreement and the other Transaction Documents to which Insituform is a party, when executed and delivered, shall constitute valid and legally binding obligations of Insituform enforceable against it in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally, and general equitable principles. This Agreement has been, and at Closing the other Transaction Documents to be executed by Insituform will be, duly executed and delivered by Insituform.

     5.3 No Insituform Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents to which Insituform is or will be a party, and the consummation of the Transaction, will not (i) conflict with, or result in any violation or breach of or default or loss of any benefit under (either alone or with the giving of notice or the passage of time or both)
(A) any provision of the organizational or governing instruments of Insituform,
(B) any contract or agreement to which Insituform is a party or (C) any Requirement of Law of any Governmental Authority or arbitrator applicable to Insituform or (ii) result in the creation or imposition of any Encumbrance on Insituform or in its assets.

     5.4 Insituform Consents. No Requisite Approvals are required in connection with Insituform's execution, delivery and performance of this Agreement and the other Transaction Documents or the consummation of the Transaction, other than
(i) the filing of the Articles of

Merger with the Secretary of the State of Texas in accordance with the Texas Act, (ii) filings under the HSR Act and (iii) filings with the NASD.

     5.5 Insituform Shares. At the Effective Time, the Insituform Shares will be duly and validly issued, fully paid and nonassessable.

     5.6 Insituform Securities Filings. Insituform has made available to the Kinsel/Tracks Shareholders true and complete copies of (i) its Annual Report on Form 10-K, as amended, for the year ended December 31, 1999, as filed with the SEC, (ii) its proxy statements relating to all of the meetings of stockholders (whether annual or special) of Insituform since January 1, 2000 as filed with the SEC, and (iii) all other reports, statements and registration statements and amendments thereto (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Insituform with the SEC since January 1, 2000. The reports and statements set forth in clauses (i) through (iii) above, and those subsequently provided or required to be provided pursuant to this Section, are referred to collectively as the "Insituform Securities Filings." As of their respective dates, or as of the date of the last amendment thereof, if amended after filing, none of the Insituform Securities Filings (including all schedules thereto and disclosure documents incorporated by reference therein), contained or, as to Insituform Securities Filings subsequent to the date hereof and prior to Closing, will contain any untrue statement of a material fact or omitted or, as to Insituform Securities Filings subsequent to the date hereof and prior to Closing, will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Insituform Securities Filings at the time of filing or as of the date of the last amendment thereof, if amended after filing, complied or, as to Insituform Securities Filings subsequent to the date hereof and prior to Closing, will comply in all material respects with the Securities Exchange Act or the Securities Act, as applicable. No event has occurred as a consequence of which Insituform would be required to file a Current Report on Form 8-K pursuant to the requirements of the Securities Exchange Act as to which such a report has not been timely filed with the SEC. Any reports, statements and registration statements and amendments thereof (including Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as amended) filed by Insituform with the SEC after the date hereof and before Closing shall be provided to the Kinsel/Tracks Shareholders upon such filing.

      Insituform agrees that, during the two (2) year period that the resale of any of the Insituform Shares are subject to Rule 144 (or any similar or successor provision) promulgated under the Securities Act, it will use its best efforts to file its reports and take such other actions that may be necessary to comply with the Current Public Information requirements of that Rule.

     5.7 No Insituform Brokers. All negotiations related to this Agreement and the Transaction have been carried out by Insituform directly with each Company and the Kinsel/Tracks Shareholders, without the intervention of any broker, finder, investment banker or other Person on behalf of Insituform in such a manner as to give rise to any claim by any such Person against any Kinsel/Tracks Shareholder for any finder's fee, brokerage commission or similar payment.

ARTICLE 6.  COVENANTS OF THE PARTIES

     6.1 Operations Pending Closing. Except as otherwise agreed by the parties, between the date of this Agreement and the Closing (or the sooner termination of this Agreement), each Company shall conduct its business in substantially the same manner as the Ordinary Course during the period preceding the date of this Agreement. Without limiting the generality of the foregoing, neither Company shall take any of the types of actions enumerated in Section 3.6(b) hereof. Notwithstanding the foregoing, either Company may bid on new contracts provided:
(i) it is done in the ordinary course of business and at profit margins consistent with the Company's prior practices; and (ii) the bid amount does not exceed $500,000. Between the date of this Agreement and through the Effective Time, no discretionary contribution, award or grant under any Plan of either Company shall be made without the consent of Insituform, nor shall either Company take any action or permit any action to be taken to accelerate the vesting of any warrants or options previously granted pursuant to any such Plan. Neither Company shall amend or terminate any Plan, amend any awards thereunder or amend the terms of any security convertible into or exchangeable for capital stock without the consent of Insituform.

     6.2 Preservation of Organization. Prior to the Closing, each Company shall use its commercially reasonable efforts to preserve its business, to keep available the services of its employees, and to preserve its favorable business relationships with its suppliers, customers and others with whom business relationships exist. Notwithstanding any provision of this Agreement to the contrary, neither Company shall (i) take any action that would cause a material decrease in the value of the goodwill of its business, including relationships with each of its customers or (ii) fail to take any reasonable action of which it becomes aware that would prevent or would be reasonably likely to prevent a material decrease in such value.

     6.3 Similar Transactions Prohibited. Between the date of this Agreement and the Closing (or the sooner termination of this Agreement), neither Company nor any of their respective Kinsel/Tracks Shareholders, directors, officers, employees, Affiliates, agents or representatives shall, directly or indirectly,
(i) make, encourage, facilitate, solicit, assist or initiate any inquiry or proposal, or provide any information to or participate in any negotiations with, any Person or group (other than Insituform) relating to any of the following transactions: (A) liquidation, dissolution, recapitalization, share exchange, business combination, merger or consolidation of either Company, (B) sale of a significant amount of assets of either Company, (C) purchase or sale of shares of capital stock of either Company or (D) any similar actions or transactions involving either Company (other than the Transaction) or (ii) agree to or consummate any transaction described above.

     6.4 Change in Information. Each Company and Insituform will advise the other in writing immediately, but in any event prior to the Closing, of:

                    (i) the occurrence of any event which renders any of the
               representations or warranties set forth herein materially inaccurate or the awareness of either of them that any representation or warranty set forth herein was not materially accurate when made; and

                    (ii) the failure of any party hereto to comply with or
               accomplish in any material respect any of the covenants or agreements set forth herein.

At or before the Closing, all schedules to this Agreement shall be updated as of the Closing Date. Any party adversely affected by a change to a schedule may elect to close the Transaction without prejudice to such party's rights to indemnification relating to any such change.

     6.5 Financial Reports. Each Company shall provide Insituform copies of all operating and financial reports relating to its respective business prepared by or for such Company as soon as such reports become available.

     6.6 Fulfillment of Closing Conditions. Each party shall act or refrain from acting, as the case may be, so that each of its representations and warranties set forth in this Agreement shall be true on and as of the Closing, and each party shall use its commercially reasonable efforts to ensure that the Transaction will be consummated. If any event should occur, whether or not within the control of any party hereto, which would prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the Transaction, the parties hereto will use their commercially reasonable efforts to cure the event as expeditiously as possible. Each party shall cooperate fully with each other in taking any actions, including actions to obtain any Requisite Approvals. If the Requisite Approval of any Governmental Authority contains any condition, the party upon which such condition is imposed shall use its commercially reasonable efforts to comply therewith before the Closing; provided, however, that for purposes of this Section 6.6, the efforts of a party shall not be deemed commercially reasonable where such efforts would be unduly burdensome to the complying party or would have a Material Adverse Effect upon the complying party.

     6.7 Due Diligence. Between the date hereof and the Closing (i) authorized representatives of Insituform shall have reasonable access to all properties, books, records, contracts and documents of each Company, (ii) each Company shall furnish to Insituform all information with respect to its affairs and business that Insituform may reasonably request and (iii) Insituform shall have the right to discuss the affairs and business of each Company with each Company's employees, counsel and independent accountants; provided, however, subject to Sections 8.1 and 7.1(h), that no investigation or examination by Insituform in connection with the foregoing shall in any way diminish or obviate any representation or warranty of either Company made in this Agreement.

     6.8 Confidentiality. The Confidentiality Agreement shall survive the execution of this Agreement and remain fully enforceable through the Closing. As of the Closing, the Confidentiality Agreement shall be automatically terminated without any further action by any party.

     6.9 HSR Act. Each party agrees to cooperate in, and use its commercially reasonable efforts to complete, any necessary filings under the HSR Act and any other necessary governmental filings in respect of the Transaction. Richard L. Kinsel, Jr. agrees to comply with the HSR Act and the rules thereunder, and agrees to notify Insituform prior to (i) any transaction, after which he would hold 10% or more of the voting securities of Insituform (determined in accordance with the rules under the HSR Act, including those relating to attribution), and (ii) any acquisition by him of voting securities of Insituform if, at the time of the acquisition, he participates or intends to participate in the management of Insituform or intends to influence its basic business decisions.

     6.10 Comfort Letters. Upon the request of Insituform, each Company shall use reasonable business efforts to provide to Insituform prior to the Effective Time "comfort letters" from the independent certified public accountants for such Company dated the date on which the Registration Statement, or last amendment thereto, shall become effective, and dated the Closing Date, addressed to the Board of Directors of each Company and Insituform, covering such matters as Insituform shall reasonably request with respect to facts concerning the financial condition of each Company and customary for such certified public accountants to deliver in connection with a transaction similar to the Mergers.

     6.11 Kinsel/Tracks Shareholder Approval. The entering into and execution of this Agreement by the Kinsel/Tracks Shareholders shall act as their approval of the Mergers for purposes of satisfying the shareholder approval requirement of the applicable provisions of the Texas Act, including the waiver of any notices that otherwise may be required for requesting such approval.

     6.12 Further Assurances. From time to time after the Closing, each party (for no additional consideration) shall take such acts and execute and deliver such documents and instruments of sale, transfer, conveyance, assignment, delivery and such consents, assurances, powers of attorney and other similar instruments as may be reasonably requested in order to vest in Insituform all right, title and interest in and to the Company Shares and to carry out the purposes and intent of this Agreement.

     6.13 Use of Kinsel Name. Richard L. Kinsel, Jr., acknowledges that the "Kinsel" name is a valuable Company asset. Accordingly, Richard L. Kinsel, Jr., agrees that he will not directly, or indirectly, use the name "Kinsel" or any derivation thereof in connection with any commercial enterprise, other than in connection with the present Kinsel ranch operation, without the express written consent of Insituform.

     6.14 Tax Returns. Prior to filing a tax return for year 2000 with respect to Kinsel or Tracks in a manner inconsistent with historical practices of such Companies, Insituform shall notify the Kinsel/Tracks Shareholders Representative and offer him the right to confer on the basis of such preparation.

ARTICLE 7.  CLOSING CONDITIONS, DOCUMENTS AND PROCEDURES

     7.1 Conditions to Obligation of Kinsel, Tracks and the Kinsel/Tracks Shareholders. The obligation of Kinsel, Tracks and the Kinsel/Tracks Shareholders to consummate the Transaction is subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which the Kinsel/Tracks Shareholders' Representative may waive in writing:

     (a) Insituform Representations and Warranties True. All representations and warranties of Insituform made in this Agreement, or in any exhibit, schedule, or certificate delivered pursuant hereto shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated by this Agreement.

     (b) Insituform Covenants Performed. All of the terms, covenants and conditions to be complied with and performed by Insituform on or prior to the Closing Date shall have been complied with or performed in all respects.

     (c) HSR Act. Any waiting period applicable to the Transaction under the HSR Act shall have expired or earlier termination thereof shall have been granted, and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the Transaction or to modify or amend such Transaction in any material manner, or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

     (d) No Adverse Proceedings. No suit, action or governmental proceeding shall have been instituted or threatened against, and no order, decree, or judgment of any court, agency, or other Governmental Authority shall have been rendered against, any party hereto.

     (e) Compliance Certificate. Insituform shall have delivered to Kinsel, Tracks and the Kinsel/Tracks Shareholders a certificate, dated as of the Closing Date and signed by an appropriate representative of Insituform, certifying that the conditions specified in Sections 7.1(a) and 7.1(b) have been fulfilled.

     (f) Legal Opinion of Counsel for Insituform. Kinsel, Tracks and the Kinsel/Tracks Shareholders shall have received the favorable opinion of counsel for Insituform, as to the matters set forth in Exhibit 7.1(f).

     (g) Delivery of Other Documents and Agreements. Insituform shall have delivered to the Kinsel/Tracks Shareholders the following documents or agreements, each duly executed by the party indicated:

                         (i) an Employment Agreement for each Key Management
                    Employee signed by Insituform; and

                         (ii) the Escrow Agreement signed by Insituform.

     (h) Pending Indemnification Claims. The aggregate amount of claims that Insituform has notified the Kinsel/Tracks Shareholders it intends to make pursuant to Article 8 after the Closing Date shall not exceed $4,000,000.

     (i) Other Acts. Kinsel, Tracks and the Kinsel/Tracks Shareholders shall have received from Insituform such other Closing documents as they may reasonably request in connection with the Transaction, and all documents and instruments incident to the Transaction shall be in form and substance satisfactory to Kinsel, Tracks, the Kinsel/Tracks Shareholders and their counsel.

     (j) Average Price at Closing. The Average Closing Price on the Closing Date shall not be less than $30.00.

     7.2 Conditions to Obligations of Insituform. The obligation of Insituform to consummate the Transaction is subject to the fulfillment, prior to or at Closing, of each of the following conditions, any of which Insituform may waive in writing:

     (a) Kinsel, Tracks and Kinsel/Tracks Shareholders Representations and Warranties True. All representations and warranties of Kinsel, Tracks and the Kinsel/Tracks Shareholders made in this Agreement, or in any exhibit, schedule, or certificate delivered pursuant hereto shall be true and correct in all respects on and as of the Closing Date with the same force and effect as if made on and as of that date, except for changes contemplated by this Agreement.

     (b) Kinsel, Tracks and the Kinsel/Tracks Shareholders Covenants Performed. All of the terms, covenants and conditions to be complied with and performed by Kinsel, Tracks and the Kinsel/Tracks Shareholders on or prior to the Closing Date shall have been complied with or performed in all respects.

     (c) Consents and Qualifications. All Required Approvals to authorize, approve or permit the execution, delivery and performance of this Agreement, and the full, complete and effective consummation of the Transaction, shall have been received.

     (d) No Material Adverse Change. There shall have been no material adverse change in the assets, business or business prospects of either Company.

     (e) No Adverse Proceedings. No suit, action or governmental proceeding shall have been instituted or threatened against, and no order, decree, or judgment of any court, agency, or other Governmental Authority shall have been rendered against, any party hereto.

     (f) Compliance Certificate. Kinsel, Tracks and the Kinsel/Tracks Shareholders shall have delivered to Insituform a certificate, dated as of the Closing Date and signed by and an appropriate representative of Company, certifying that the conditions specified in Sections 7.2(a) through 7.2(d) have been fulfilled.

     (g) HSR Act. Any waiting period applicable to the Transaction under the HSR Act shall have expired or earlier termination thereof shall have been granted, and no action shall have been instituted by either the United States Department of Justice or the Federal Trade Commission to prevent the consummation of the Transaction or to modify or amend such Transaction in any material manner, or, if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

     (h) Due Diligence. Insituform shall have completed its due diligence investigation and review of each Company, and the results of such investigation and review (including with respect to the assets, liabilities, business and business prospects) shall be satisfactory to Insituform in its sole, unconditional, full and unfettered discretion.

     (i) Insituform Board of Directors Authorization. Insituform's Board of Directors shall have approved this Agreement and the consummation of the Transaction, in its sole, unconditional, full and unfettered discretion.

     (j) Fairness Opinion. Insituform shall have received a fairness opinion with respect to the Merger Consideration at or prior to the Effective Time.

     (k) 2000 Financial Statements. Insituform shall have received the 2000 Kinsel Financial Statements, with an audit report by Arthur Andersen LLP, and the 2000 Tracks Financial Statements, with an audit report by Arthur Andersen LLP.

     (l) Certificate of No Tax Due. Any necessary certificate of no Taxes due or similar certificate from any Tax authority shall have been delivered to Insituform.

     (m) Legal Opinion of Counsel for Kinsel, Tracks and the Kinsel/Tracks Shareholders. Insituform shall have received the favorable opinion of counsel for Kinsel, Tracks and the Kinsel/Tracks Shareholders, as to the matters set forth in Exhibit 7.2(m).

     (n) Delivery of Other Documents and Agreements. Kinsel, Tracks and the Kinsel/Tracks Shareholders shall have delivered to Insituform the following documents or agreements, each duly executed by the party indicated:

          (i) an Employment Agreement signed by each Key Management Employee;

          (ii) each Articles of Merger duly executed by the respective Company; and

          (iii) the Escrow Agreement signed by the Kinsel/Tracks Shareholders Representative.

     (o) Average Price at Closing. The Average Closing Price on the Closing Date shall not be more than $41.00.

     (p) Shareholder Loans. All loans and advances of the Kinsel/Tracks Shareholders owed to either Company shall have been fully paid or satisfied (or provisions shall have been made to withhold a part of the cash portion of the Merger Consideration to pay such amounts).

     (q) Other Acts. Insituform shall have received from the Company and the Kinsel/Tracks Shareholders such other Closing documents as Insituform may reasonably request in connection with the Transaction, and all documents and instruments incident to the Transaction shall be in form and substance satisfactory to Insituform and its counsel, and Insituform shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

ARTICLE 8.  SURVIVAL AND INDEMNIFICATION

     8.1 Survival of Representations, Warranties and Covenants. The representations, warranties, covenants, agreements and indemnification obligations of the parties contained in this Agreement shall survive the Closing. Each of the Parties represents that it has notified the other Parties of any facts or circumstances that has come to its attention which could result in a breach of any representation or warranty by a Party signing this Agreement. The parties shall be entitled to rely on the representations and warranties contained herein, notwithstanding any due diligence investigation conducted by the parties after the date hereof. If, as the result of any due diligence investigation or otherwise, a party learns of a breach of any representation or warranty, such party shall promptly inform the other parties hereto in writing of such breach. The waiver of any closing condition related to such breach by the party intended to benefit therefrom shall not waive or impair such party's right to seek indemnification after Closing for such breach.

     8.2 Kinsel/Tracks Shareholders Indemnity. Subject to the provisions of this
Article 8, the Kinsel/Tracks Shareholders shall indemnify, defend and hold harmless Insituform and its directors, officers, employees, representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of:

     (a) any matter or event of any nature whatsoever relating to Kinsel, Tracks or the Company Shares which occurred on or prior to the Closing and (i) is not reflected on the Company Financial Statements or otherwise specified on the Kinsel/Tracks Disclosure Schedule, (unless otherwise indicated therein) or (ii) was not incurred in the Ordinary Course of each Company's respective business since the date of the Company Financial Statements and consistent with this Agreement, and without limiting the generality of the foregoing, such matters or events shall include:

                         (i) any product liability or similar claim for injury
                    to person or property, regardless of when made or asserted, which arises out of or is based upon any action or inaction or express or implied representation, warranty, agreement or guarantee made by either Company, or alleged to have been made by either Company, or which is imposed or asserted to be imposed by operation of law, in connection with any service performed or product sold, manufactured or leased by or on behalf of either Company on or prior to the Closing;

                         (ii) any workers' compensation, medical benefit or
                    other similar claim that has accrued or is allocable to any period on or prior to Closing, including all obligations to make payments to employees or former employees at or after Closing with respect to medical expenses incurred or accrued on or before Closing, or from accidents or events occurring on or prior to Closing (or workers' compensation medical benefits or other similar claims that have accrued or are allocable to periods on or prior to Closing); or

                         (iii) any Taxes or other liabilities or operating costs
                    of either Company that have accrued or are allocable to any period on or prior to Closing.

      or

     (b) any inaccuracy, breach or nonfulfillment of any representation, warranty, covenant or agreement on the part of Kinsel, Tracks or the Kinsel/Tracks Shareholders contained in this Agreement or any Transaction Document without regard for any materiality or other qualification contained therein, or otherwise specified on the Kinsel/Tracks Disclosure Schedule, (unless otherwise indicated therein) including (i) any Environmental Liability arising out of or in connection with the inaccuracy or breach of any representation or warranty in Section 3.22 or otherwise in connection with any condition or state or fact existing on or before the Closing Date, including remediation costs and expenses incurred as a result of any Phase I or Phase II audit undertaken by Insituform for the Company's properties, before Closing, and not exceeding the good faith estimate of such cost and expenses delivered by Insituform prior to Closing and (ii) any Damages relating to either Company's employees as described in Sections 3.19, 3.20 and 3.21.

     8.3 Insituform Indemnity. Subject to the provisions of this Article 8, Insituform shall indemnify, defend and hold harmless the Kinsel/Tracks Shareholders and their respective representatives and agents from and against any and all Damages suffered, sustained, incurred or required to be paid directly or indirectly by them in connection with, as a result of or arising out of:

     (a) any matter or event of any nature whatsoever relating to Insituform or the ownership of the Surviving Corporations or the operation of the Surviving Corporations which occurs after the Closing; or

     (b) any inaccuracy or breach of any representation, warranty, covenant or agreement on the part of Insituform under this Agreement or any Transaction Document.

     8.4 Claims Procedure. All claims for indemnification by an Indemnified Party against an Indemnifying Party pursuant to this Article 8 shall be asserted and resolved as set forth in this Section 8.4. The indemnification provisions contained in Section 2.10 shall not be governed by any of the provisions contained in this Article 8. As soon as reasonably practicable after becoming aware of a claim for indemnification under this Agreement (including the assertion of any claim, or the commencement of any suit, action or proceeding, by any Person not a party hereto for which indemnity may be sought under this Agreement), an Indemnified Party shall promptly, but in no event more than 30 days after such Indemnified Party becomes aware of such claim, notify the Indemnifying Party of such claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim) (the "Claim Notice"); provided, however, that the right of an Indemnified Party to be indemnified hereunder shall not be adversely affected by such party's failure to give such Claim Notice unless, and then only to the extent that, an Indemnifying Party is prejudiced thereby; and provided further, that notwithstanding the provisions of Section 2.13, Insituform shall send a copy of any notice under this Section to any Kinsel/Tracks Shareholder who would be an Indemnifying Party. The Indemnifying Party shall have 30 days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes its liability to the Indemnified Party hereunder with respect to such claim and (ii) if such claim involves a third party claim, whether or not the Indemnifying Party desires to defend the Indemnified Party against such claim. If the Indemnifying Party does not dispute its liability for such claim in writing within the Notice Period, then the Indemnified Party shall be entitled to recover immediately (or as soon as known) from the Indemnifying Party the amount of such claim; provided, however, if the Indemnifying Party agrees that it has an indemnification obligation, but disputes the amount of its obligation, then the Indemnified Party shall be entitled to recover immediately (or as soon as known) from the Indemnifying Party the amount not in dispute, without prejudice to the Indemnified Party's claim for the amount in dispute. Any dispute shall be resolved in accordance with the dispute resolution procedures generally applicable to this Agreement.

     (a) Defense of Third-Party Claims. If the Indemnifying Party notifies the Indemnified Party in writing within the Notice Period that it desires to defend the Indemnified Party against any third-party claim, then the Indemnifying Party may assume such defense upon delivery to the Indemnified Party of a written agreement acknowledging that (i) the Indemnified Party is entitled to indemnification for all Damages arising out of such claim and (ii) the Indemnifying Party shall be liable for the entire amount of any Damages, at any time during the course of any such claim; provided, however, that (i) the Indemnifying Party's counsel must be reasonably satisfactory to the Indemnified Party and (ii) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel to represent or defend it in any such claim and the Indemnifying Party shall pay the fees and disbursements of such separate counsel. Notwithstanding anything contained herein to the contrary, to the extent either the Indemnifying Party or the Indemnified Party has insurance coverage that covers defense costs, such insurance shall pay the defense of the third-party's claim costs.

     If the Indemnifying Party elects not to defend the Indemnified Party against such third-party claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim, or, if the claim is contested by the Indemnified Party, then that portion thereof as to which such defense is unsuccessful (and the reasonable costs and expenses, including attorney fees, pertaining to such defense) shall be the liability of the Indemnifying Party hereunder.

     The Indemnifying Party and the Indemnified Party shall give each other and their respective counsel access, during normal business hours, to relevant business records and other documents, and shall permit them to consult with their respective agents and employees regarding the defense of any third-party claim.

     (b) Settlement or Compromise. Any settlement or compromise made or caused to be made in accordance with the provisions of this Section 8.4 by the Indemnified Party or the Indemnifying Party, as the case may be, of any third-party claim shall also be binding upon the Indemnifying Party or the Indemnified Party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise; provided, however, (i) no obligation, restriction or Damages shall be imposed on the Indemnified Party as a result of any such settlement or compromise without its prior written consent and (ii) no statement or admission that could be detrimental to

Insituform, the Assets or the Business may be made as part of any such settlement or compromise without the prior written consent of Insituform. The Indemnified Party will give the Indemnifying Party at least 30 days' prior written notice of any proposed settlement or compromise of any third-party claim it is defending, during which time the Indemnifying Party may reject such proposed settlement or compromise; provided, however, from and after such rejection, the Indemnifying Party shall be obligated to assume the defense of and full and complete liability and responsibility for such claim and any and all Damages in connection therewith in excess of the amount of unindemnifiable Damages which the Indemnified Party would have been obligated to pay under the proposed settlement or compromise.

     8.5 Offset and Interest. If the Kinsel/Tracks Shareholders fail to pay any amount to Insituform that is owed pursuant to this Article 8, Insituform may set-off any such amount against the amounts, if any, owed to them by Insituform pursuant to this Agreement or any Transaction Document, including the Holdback Shares. In addition to amounts recoverable by the Indemnified Party from the Indemnifying Party pursuant to the foregoing provisions, the Indemnified Party shall also be entitled to recover from the Indemnifying Party interest on such amounts at the rate of 10% per annum, compounded continuously, from the date such amounts were to be paid hereunder to the date payment is actually made by the Indemnified Party.

     8.6 Limitations.

     (a) Insurance Proceeds. In calculating the amount of any Damages to be paid hereunder, the amount of such Damages shall be reduced by all insurance reimbursements credited to or received by the Indemnified Party, relating to such Damages. Indemnified Party shall be obligated to assert against the appropriate insurance company any covered third-party claim. In connection therewith, upon request, each party shall obtain a waiver of subrogation with respect to such reimbursements from it insurer(s).

     (b) Monetary Limitations. No claim for indemnification against the Kinsel/Tracks Shareholders shall be made under Section 8.2, except with respect to: (i) relating to breaches of any covenant; (ii) Section 8.2(b)(i); and (iii) those representations and warranties contained in Sections 3.32 and 3.34 (in which case the following limitation shall not apply), unless the aggregate amount of all such claims exceeds $250,000, and then a claim for all such amounts in excess of $100,000. No individual Kinsel/Tracks Shareholder shall have liability hereunder for any claim for indemnification which is made: (i) prior to the first anniversary of the Closing Date, in excess of 80% of the total value of the Merger Consideration received by such Kinsel/Tracks Shareholder; (ii) made after the first anniversary, but prior to the second anniversary of the Closing Date, in excess of 40% of the total value of the Merger Consideration received by such Kinsel/Tracks Shareholder; and (iii) after the second anniversary of the Closing Date, in excess of 20% of the total value of the Merger Consideration received by such Kinsel/Tracks Shareholder.

     (c) Time Limitations. Claims for indemnification under Section 8.2, must be made (i) prior to the second anniversary of the Closing Date for matters relating to Section 8.2(a)(i) [except as provided in (ii) below], Section 8.2(a)(ii), Sections 3.6, 3.7, 3.9, 3.10, 3.11, 3.12, 3.13, 3.14, 3.15, 3.16,
3.17, 3.18, 3.19, 3.20, 3.21, 3.23, 3.24, 3.25, 3.26, 3.27, 3.28 and 3.29; (ii)
prior to the expiration of the relevant statute of limitations, including any tolling or extensions thereof, for matters relating to product warranty claims under Section 8.2(a)(i) and Section 8.2(a)(iii) and Section 3.8; and (iii) prior to the fifth anniversary of the Closing Date for matters relating to Section 3.22 and 8.2(b)(i). All other claims for indemnification may be made at any time.

ARTICLE 9.  GENERAL PROVISIONS

     9.1 Termination. In addition to any other provisions expressly providing a right to terminate this Agreement, this Agreement and the Transaction may be terminated at any time prior to Closing by written notice thereof delivered by a party to the other parties in the following instances:

                         (i) by Insituform, if (A) there has been a material
                    breach of any representation or warranty of either Company or the Kinsel/Tracks Shareholders that is not otherwise qualified by materiality or Material Adverse Effect, (B) there has been a breach of any representation or warranty of either Company or the Kinsel/Tracks Shareholders that is qualified by materiality or Material Adverse Effect or (C) there has been a breach of any covenants or agreements of either Company or the Kinsel/Tracks Shareholders;

                         (ii) by either Company, if (A) there has been a
                    material breach of any representation or warranty of Insituform that is not otherwise qualified by materiality or Material Adverse Effect, (B) there has been a breach of any representation or warranty of Insituform that is qualified by materiality or Material Adverse Effect or (C) there has been a breach of any covenants or agreements of Insituform;

                         (iii) by any party, if all parties mutual consent in
                    writing to termination; or

                         (iv) by any party, if the Closing has not occurred on
                    or before April 30, 2001.

If this Agreement is terminated pursuant to clause (i) or (ii) above, the non-breaching party may avail itself of all rights, power and remedies now or hereafter existing at law or in equity, by statute or otherwise. If this Agreement is terminated pursuant to clause (iii) or (iv) above, this Agreement shall become void and have no further effect, without any liability on the part of any party hereto.

     9.2 Transfer Taxes; Expenses. Sales and transfer Taxes, if any, assessable upon the transfer of the Company Shares to Insituform shall be paid by the Kinsel/Tracks Shareholders. Each party shall bear all of its own costs and expenses incurred in connection with negotiating and consummating this Agreement and the Transaction Documents. Expenses other than those provided for elsewhere in this Agreement that are incurred in connection with the Transaction shall be borne by the party incurring such expenses. Insituform acknowledges that, for purposes of this Section, the legal and accounting expenses incurred by the Company in connection with the Transaction will be deemed to be Company expenses.

     9.3 Risk of Loss. The risk of any loss, damage or destruction to any of either Company's assets from fire or other casualty or cause shall be borne by the such Company at all times prior and up to 11:59 p.m. (local time) on the Closing Date. Either Company shall notify Insituform in writing immediately upon the occurrence of any such loss, damage or destruction, stating with particularity the extent of such loss, damage or destruction, the cause thereof (if known) and the extent to which restoration, replacement and repair of the assets lost, damaged or destroyed will be reimbursed under any insurance policy. If the value of any such loss, damage or destruction exceeds 5% of the Merger Consideration and the property cannot be substantially repaired, restored or replaced with property of a comparable quality or utility within 30 days, Insituform shall have the option exercisable within ten (10) days after receipt of such notice from the Company (i) to terminate this Agreement or (ii) to consummate the Agreement and accept the property in its "then" condition, in which event Insituform shall have as recourse all rights under any insurance claims covering such loss, damage or destruction. If Insituform elects to consummate the Agreement, the Kinsel/Tracks Shareholders will have no further liability to Insituform for the assets so lost, damaged or destroyed, except for the reimbursement to Insituform for any deductible on insurance claims.

     9.4 Entire Agreement. This Agreement incorporates by this reference the Preliminary Statement at the beginning of this Agreement and any exhibits or schedules hereto. Each party represents and warrants that any facts relating to such party that are contained in the Preliminary Statement are true. This Agreement and any agreement, instrument or document to be executed in connection herewith (as referenced herein) contain the parties' entire understanding and agreement with respect to the subject matter hereof. Any discussions, agreements, promises, representations, warranties or statements between the parties or their representatives (whether or not conflicting or inconsistent) that are not expressly contained or incorporated herein shall be null and void and are merged into this Agreement. If this Agreement and any agreement, instrument or document to be executed in connection herewith contain provisions which are inconsistent, then the provision which is most specific with respect to the subject matter shall control.

     9.5 Modification, Amendment and Waiver. Neither this Agreement, nor any part hereof, may be modified or amended orally, by trade usage or by course of conduct or dealing, but only by and pursuant to an instrument in writing duly executed and delivered by the party sought to be charged therewith. No covenant or condition of this Agreement can be waived, except by the written consent of the party entitled to receive the benefit thereof. Forbearance or indulgence by a party in any regard whatsoever shall not constitute a waiver of a covenant or condition to be performed by the other party to which the same may apply, and, until complete performance by such other party of such covenant or condition, the party entitled to receive the benefit thereof shall be entitled to invoke any remedy available to it under this Agreement, at law, in equity, by statute or otherwise, despite such forbearance or indulgence.

     9.6 Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Except as expressly provided herein, neither this Agreement nor any rights hereunder may be assigned or transferred, and no duties may be delegated, by Company without the prior written consent of Insituform. Insituform may assign or transfer it rights, and delegate its duties, hereunder to any Affiliate of Insituform.

     9.7 No Third Party Beneficiary. This Agreement is for the benefit of, and may be enforced only by, the parties who are signatories hereto and their respective successors and permitted assignees. This Agreement is not for the benefit of, and may not be enforced by, any third party.

     9.8 Construction. This Agreement shall not be construed more strictly against one party than against another party merely by virtue of the fact that this Agreement may have been physically prepared by such party, or such party's counsel, it being agreed that all parties, and their respective counsel, have mutually participated in the negotiation and preparation of this Agreement. Unless the context of this Agreement clearly requires otherwise: (i) references to the plural include the singular and vice versa; (ii) references to any Person include such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (iii) references to one gender include all genders; (iv) neither the term "including" nor the term "include" is limiting; (v) "or" has the inclusive meaning represented by the phrase "and/or"; (vi) the words "hereof", "herein", "hereby", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (vii) article, section, subsection, clause, exhibit and schedule references are to this Agreement unless otherwise specified; (viii) reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof; and (ix) general or specific references to any Requirement of Law means such law as amended, modified, codified or re-enacted, in whole or in part, and in effect from time to time.

     9.9 Interpretation in accordance with GAAP. The parties acknowledge that several terms and concepts (such as various financial and accounting terms and concepts) used or referred to herein are intended to have specific meanings and are intended to be applied in specific ways, but they are not so expressly and fully defined and explained in this Agreement. In order to supplement definitions and other provisions contained in this Agreement and to provide a means for interpreting undefined terms and applying certain concepts, the parties agree that, except as expressly provided herein, when amounts are to be determined or other financial calculations are to be made, GAAP and the applicable party's past accounting practice shall be used to interpret and determine such terms and to apply such concepts.

     9.10 Notices. All notices or other communications required or permitted under this Agreement shall be made in writing and shall be deemed given (i) upon delivery, if sent by (A) personal delivery or (B) courier (e.g., overnight delivery), (ii) 3 days after being sent by certified mail, return receipt requested, postage and registration fees prepaid and correctly addressed to a party as set forth below or (iii) upon sending, if sent by telecopy to a party at the number listed below for such party (with a telecopy machine generated confirmation sheet retained by the sender):

                  (i)   if to Kinsel, to:

                        Kinsel Industries, Inc.
                        8121 Broadway, Suite 300
                        Houston, Texas  77061
                        Attention:  Richard L. Kinsel, Jr., President

                        Telecopy: (713) 641-3095

                        and, if to Tracks, to:

                        Tracks of Texas, Inc.
                        8121 Broadway, Suite 300
                        Houston, Texas  77061
                        Attention:  Richard L. Kinsel, Jr., President
                        Telecopy: (713) 641-3095

                        with a copy to:

                        Stephenson & Snokhous
                        4544 Post Oak Place Drive, Suite 378
                        Houston, Texas  77027
                        Attention:  James F. Stephenson, Jr.
                        Telecopy: (713) 629-9606

               (ii) if to Insituform, TRX Acquisition Sub or K Acquisition Sub,
                    to:

                         Insituform Technologies, Inc.
                         702 Spirit 40 Park Drive
                         Chesterfield, MO  63005
                         Attention: Joseph A. White, CFO
                         Telecopy: (636) 530-8703

                         with a copy to:

                         Insituform Technologies, Inc.
                         702 Spirit 40 Park Drive
                         Chesterfield, MO  63005
                         Attention: Thomas A. A. Cook, General Counsel
                         Telecopy: (636) 530-8701

               (iii) if to Richard L. Kinsel, Jr., Individually and as
                    Kinsel/Tracks Shareholder Representative

                          470 Fox Run
                          League City, Texas  77573

                          with a copy to:

                          Stephenson & Snokhous
                          4544 Post Oak Place Drive, Suite 378
                          Houston, Texas 7 7027
                          Attention:  James F. Stephenson, Jr.
                          Telecopy: (713) 629-9606

                  (iv)  if to Richard J. Croxton

                          1831 Plumbwood Way
                          Houston, Texas  77058

                          with a copy to:

                          Stephenson & Snokhous
                          4544 Post Oak Place Drive, Suite 378
                          Houston, Texas  77027
                          Attention:  James F. Stephenson, Jr.
                          Telecopy: (713) 629-9606

                  (v)   if to Richard N. Fuller

                          1819 High Gate Court
                          Sugar Land, Texas 77478

                          with a copy to:

                          Stephenson & Snokhous
                          4544 Post Oak Place Drive, Suite 378
                          Houston, Texas  77027
                          Attention:  James F. Stephenson, Jr.
                          Telecopy: (713) 629-9606

                  (vi)  if to H. R. "Bubba" Bland

                          318 Empress Lane
                          League City, Texas 77573

                          with a copy to:

                          Stephenson & Snokhous
                          4544 Post Oak Place Drive, Suite 378
                          Houston, Texas  77027
                          Attention:  James F. Stephenson, Jr.
                          Telecopy: (713) 629-9606

                  (vii) if to John H. McGillis

                          733 Davis Road
                          League City, Texas 77573

                          with a copy to:

                          Stephenson & Snokhous
                          4544 Post Oak Drive, Suite 378

                          Houston, Texas  77002
                          Attention:  James F. Stephenson, Jr.
                          Telecopy: (713) 629-9606

Any address or telecopy number listed above may be changed by a party notifying all other parties of such change in the manner provided above. A notice sent only to a person to be copied with a notice shall not constitute notice to a party hereunder. The parties shall acknowledge in writing any notice given by personal delivery.

     9.11 Equitable Relief; Remedies Cumulative. Each Company and the Kinsel/Tracks Shareholders hereby acknowledge that irreparable injury will result to Insituform in the event of a breach of this Agreement by them. It is therefore agreed that, if they breach this Agreement, Insituform shall be entitled, in addition to any other remedies and damages available: (i) to an injunction to restrain the violation thereof by such party, or its agents, servants, employers or employees of such party, and all Persons acting for or with such party and (ii) to compel specific performance of the terms and conditions of this Agreement; provided, however, nothing shall be construed to prohibit Insituform from pursuing any other legal or equitable remedy available for such breach, including the recovery of damages. All rights and remedies granted in this Agreement or available under Requirement of Law shall be deemed concurrent and cumulative, and not alternative or exclusive remedies, to the full extent permitted by law and this Agreement. Any party may proceed with any number of remedies at the same time or in any order. The exercise of any one right or remedy shall not be deemed a waiver or release of any other right or remedy. The parties waive any right they may have to require, or any obligation on the part of, another party to post a bond in connection with any equitable remedies.

     9.12 Governing Law. Except as provided in Section 9.13, all questions with respect to the formation and construction of this Agreement, and the rights and obligations of the parties hereto, shall be governed by and determined in accordance with the laws of the State of Texas applicable to agreements entered into and performed entirely within the State of Texas, without giving effect to the choice or conflicts of law provisions thereof.

     9.13 Dispute Resolution. Any dispute arising out of or relating to this Agreement shall be resolved in accordance with the procedures specified in this Section, which shall be the sole and exclusive procedures for the resolution of any such disputes; provided, however, that a party, without prejudice to the procedures specified herein, may institute litigation for the limited purposes of tolling any applicable statute of limitations, establishing venue or to seek a temporary restraining order, preliminary injunction or other provisional judicial relief, if in its sole judgement such action is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the parties will continue to participate in good faith in the procedures specified in this Section.

     (a) The parties shall attempt in good faith to resolve any dispute arising out of or relating to this Agreement promptly by negotiation. If the matter has not been resolved within 30 days of a party's request for negotiation, either party may initiate arbitration proceedings as provided below.

     (b) Any dispute arising out of or relating to this Agreement or the breach, termination or validity thereof, which has not been resolved within 30 days of either party's initiation of the nonbinding negotiation procedure provided above or otherwise as provided above, shall be finally settled by arbitration in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA") by an arbitration panel consisting of three arbitrators selected as provided herein. The party seeking arbitration shall request the AAA to provide promptly to the parties a list of ten qualified arbitrators. Each party, beginning with the party against whom arbitration is sought shall, in turn, eliminate a name from such list until only three names remain. Such persons shall be the arbitrators for such dispute, and the arbitrators shall designate one of them as the chairman of the panel. All decisions of the arbitrators shall be by a majority vote of the three arbitrators, except that the chairman of the panel may decide preliminary procedural issues prior to any arbitration hearing. The arbitration shall be binding and shall be governed by the United States Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The place of arbitration shall be Houston, Texas. The arbitrators are not empowered to award Damages that include punitive, exemplary or consequential amounts, and each party hereby irrevocably waives any right to recover such amounts with respect to any dispute resolved in arbitration. The arbitrators shall determine the prevailing party in the arbitration and shall award the prevailing party its reasonable attorneys' fees and expenses in the arbitration. The award of the arbitrators shall be in writing and shall state the reasoning on which the award is based.

      All applicable statutes of limitation and defenses based upon the passage of time shall be tolled while the procedures specified in the Section are pending. The parties will take such action, if any, required to effectuate such tolling. This Section is an essential part of this Agreement, is legally binding upon the parties and may be enforced in any court having jurisdiction thereof.

     9.14 Attorneys Fees. In any suit or proceeding (including arbitration, insolvency, bankruptcy, investigative, administrative and regulatory proceedings) arising in connection with this Agreement, the prevailing party shall have the right to receive an award of the reasonable attorneys fees and disbursements actually incurred by it in connection therewith. Each reference to attorneys fees or attorneys fees and disbursements in this Agreement shall include attorneys and paralegal fees, expert fees, court costs, expenses and other disbursements, whether or not suit is brought (and, if suit is brought, during all trial and appellate phases of litigation) and in any arbitration, administrative, regulatory, investigative, insolvency or bankruptcy proceedings.

     9.15 Severability. If any Section (or part thereof) of this Agreement is found by an arbitrator or court of competent jurisdiction to be contrary to, prohibited by or invalid under any Requirement of Law, such arbitrator or court may modify such Section (or part thereof) so, as modified, such Section (or part thereof) will be enforceable and will to the maximum extent possible comply with the apparent intent of the parties in drafting such Section (or part thereof). If no such modification is possible, such Section (or part thereof) shall be deemed omitted, without invalidating the remaining provisions hereof. No such modification or omission of a Section (or part thereof) shall in any way affect or impair such Section (or part thereof) in any other jurisdiction.

     9.16 Captions. The captions, headings or titles of the various Articles and Sections of this Agreement are for convenience of reference only, and shall not be deemed or construed to limit or expand the substantive provisions of such Articles and Sections.

     9.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement. Each signature page of this Agreement or any other Transaction Document may be executed and delivered in original or by a facsimile of such signature page thereto.

                            [signature page next]

      IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of January 13, 2001.

THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

K ACQUISITION CORP., a Texas                KINSEL INDUSTRIES, INC., a Texas
corporation                                 corporation


By:   /s/ Joseph A. White                   By:   /s/ Richard L. Kinsel, Jr.
Name:    Joseph A. White                    Name:  Richard L. Kinsel, Jr.
Title:    VP/CFO                            Title:  President




TRX ACQUISITION CORP., a Texas              TRACKS OF TEXAS, INC., a Texas
corporation                                 corporation


By:   /s/ Joseph A. White                   By:   /s/ Richard L. Kinsel, Jr.
Name:    Joseph A. White                    Name:  Richard L. Kinsel, Jr.
Title:    VP/CFO                            Title:  President



INSITUFORM TECHNOLOGIES, INC., a            KINSEL/TRACKS SHAREHOLDERS:
Delaware corporation

By:   /s/ Joseph A. White
Name: Joseph A. White                       /s/ Richard L. Kinsel, Jr.
Title:  VP/CFO                              Richard L. Kinsel, Jr.


                                            /s/ Richard J. Croxton
                                            Richard J. Croxton


                                            /s/ Richard N. Fuller
                                            Richard N. Fuller


                                            /s/ H. R. "Bubba" Bland
                                            H. R. "Bubba" Bland


                                            /s/ John H. McGillis
                                            John H. McGillis

                                   Schedule 1

                                   Definitions

      "1998 Kinsel Financial Statements" shall mean each of the following financial statements of Kinsel, collectively: (i) audited balance sheet dated December 31, 1998; (ii) audited statement of income for the 12 months ended December 31, 1998; (iii) audited statement of cash flows for the 12 months ended December 31, 1998; and (iv) audited statement of changes in owners' equity for the 12 months ended December 31, 1998, together with the notes thereto and together with the report of Morris, Ligon & Rodriguez.

      "1998 Tracks Financial Statements" shall mean each of the following financial statements of Tracks, collectively: (i) reviewed balance sheet dated December 31, 1998; (ii) reviewed statement of income for the 12 months ended December 31, 1998; (iii) reviewed statement of cash flows for the 12 months ended December 31, 1998; and (iv) reviewed statement of changes in owners' equity for the 12 months ended December 31, 1998, together with the notes thereto and together with the report of Morris, Ligon & Rodriguez.

      "1999 Kinsel Financial Statements" shall mean each of the following financial statements of Kinsel, collectively: (i) audited balance sheet dated December 31, 1999; (ii) audited statement of income for the 12 months ended December 31, 1999; (iii) audited statement of cash flows for the 12 months ended December 31, 1999; and (iv) audited statement of changes in owners' equity for the 12 months ended December 31, 1999, together with the notes thereto and together with the report of Morris, Ligon & Rodriguez.

      "1999 Tracks Financial Statements" shall mean each of the following financial statements of Tracks, collectively: (i) reviewed balance sheet dated December 31, 1999; (ii) reviewed statement of income for the 12 months ended December 31, 1999; (iii) reviewed statement of cash flows for the 12 months ended December 31, 1999; and (iv) reviewed statement of changes in owners' equity for the 12 months ended December 31, 1999, together with the notes thereto and together with the report of Morris, Ligon & Rodriguez.

      "2000 Kinsel Financial Statements" shall mean each of the following financial statements of Kinsel, collectively: (i) audited balance sheet dated December 31, 2000; (ii) audited statement of income for the 12 months ended December 31, 2000; (iii) audited statement of cash flows for the 12 months ended December 31, 2000; and (iv) audited statement of changes in owners' equity for the 12 months ended December 31, 2000, together with the notes thereto and together with the report of Morris, Ligon & Rodriguez.

      "2000 Tracks Financial Statements" shall mean each of the following financial statements of Tracks, collectively: (i) audited balance sheet dated December 31, 2000; (ii) audited statement of income for the 12 months ended December 31, 2000; (iii) audited statement of cash flows for the 12 months ended December 31, 2000; and (iv) audited statement of changes in owners' equity for the 12 months ended December 31, 2000, together with the notes thereto and together with the report of Morris, Ligon & Rodriguez.

      "AAA" shall have the meaning ascribed to it in Section 9.13(b) hereof.

      "Accounts Payable" shall mean all valid and unpaid trade accounts payable owed by either Company to third parties (other than Insituform or any Affiliate of either Company) for services actually rendered or sales actually made by such third parties to such Company as the result of bona fide transactions in the Ordinary Course.

      "Accounts Receivable" shall mean uncollected accounts receivable, including amounts carried as retainage, owing to either Company arising in the Ordinary Course of the operation of its business.

      "Acquisition Subs" shall have the meaning ascribed to it in the first paragraph hereof.

      "Affiliate" shall mean, with respect to a specified Person, any other Person controlling, controlled by, or under common control with the Person specified. Without limiting the generality of the foregoing, (i) an Affiliate of an individual Person shall include all members of such Person's family within the second degree of affinity or consanguinity and (ii) an Affiliate of any Person shall include any other Person with respect to which either such Person, directly or indirectly, (A) has the power to appoint or direct management of the other Person or (B) owns an interest in the equity or profits or the other Person of 25% or more.

      "Agreement" shall mean this Agreement and Plan of Merger, together with any modifications or amendments hereto as provided herein, and shall include any exhibits or schedules attached hereto.

      "Allocation Percentage(s)" shall have the meaning ascribed to it in
Section 2.7 hereof

      "Articles of Merger" shall have the meaning ascribed to it in Section 2.1 hereof.

      "Average Price" shall mean the average of the closing sales price of the Insituform Common Stock on The Nasdaq Stock Market for the last 20 full trading days immediately prior to the date for which such average price is being determined.

      "Benefit Plan" shall mean (i) an employee benefit plan as defined in
Section 3(3) of ERISA even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, (a) any pension, profit sharing, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan, or any other compensation, welfare, fringe benefit or retirement plan, program, policy, course of conduct, understanding or arrangement of any kind whatsoever, whether formal or informal, oral or written, providing for benefits for or the welfare of any or all of the current or former employees, agents or directors of Company or their beneficiaries or dependents,
(b) a Multiemployer Plan, (c) a multiple employer plan as defined in Section 413 of the IRC, or (d) any similar plan maintained by any entity that is aggregated with either Company under Section 401(b), (c) or (m) of the IRC.

      "Cash Equivalent Consideration" shall have the meaning ascribed to it in
Section 2.7 hereof.

      "Certificates" shall have the meaning ascribed to it in Section 2.8 hereof.

      "Claim Notice" shall have the meaning ascribed to it in Section 8.4 hereof.

      "Closing" shall mean the closing of the Transaction in accordance with this Agreement.

      "Closing Date" shall mean the date on which the Closing occurs as scheduled in Section 2.3, unless extended as provided therein.

      "Company" shall have the meaning ascribed to it in the first paragraph hereof.

      "Company Financial Statements" shall mean (i) the 1998 Kinsel Financial Statements, (ii) the 1999 Kinsel Financial Statements, (iii) the Kinsel Interim Financial Statements, (iv) the 1998 Tracks Financial Statements, (v) the 1999 Tracks Financial Statements and (vi) the Tracks Interim Financial Statements.

      "Company Shares" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "Confidentiality Agreement" shall mean that certain confidentiality agreement dated August 14, 2000, and executed by Insituform and Kinsel.

      "Contracts" shall mean contracts, agreements, binding bids or proposals, leases, purchase orders, life insurance policies, commitments, arrangements, understandings and options, written or oral, of either Company or of any joint venture or partnership of which either Company is a venturer or partner.

      "Damages" shall mean any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, amounts paid in settlement, suits, proceedings, costs, disbursements or expenses (including reasonable attorneys' fees and experts' fees and disbursements as provided below) of any kind or of any nature whatsoever (whether based on common law, statute or contract; fixed or contingent; known or unknown) suffered or incurred. Damages shall specifically include any of the foregoing matters arising out of a subsequent sale of any assets or business owned or conducted by Kinsel or Tracks.

      "Effective Time" shall mean the time specified for the Merger becoming effective as set forth in Section 2.3.

      "Employment Agreement" shall mean the Employment Agreement executed and delivered by Key Management Employees and Kinsel at Closing, in substantially the form attached hereto as Exhibit 7.1(h)(i).

      "Encumbrance" shall mean any mortgage, deed of trust (or other trust), pledge, hypothecation, assignment, deposit arrangement, restriction, lease, claim, liability, debt, lien (statutory or otherwise), security interest, encumbrance, encroachment, boundary dispute, covenant, easement, right of way, title objection, preferential arrangement of any kind or nature whatsoever, conditional sale or other title retention agreement or any other matter affecting title to or possession of property.

      "Environmental Laws" shall mean any applicable federal, state, local or foreign statutory or common law, and any regulation, code, plan, order, decree, judgment, permit, license, grant, franchise, concession, restriction, agreement, requirement, and injunction issued, entered, promulgated, or approved thereunder, relating to the environment, or human health or safety relating to occupational or environmental matters, including, without limitation, any law relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, air, surface water, groundwater and land), relating to the presence, manufacture, generation, refining, processing, distribution, use, sale, treatment, recycling, receipt, storage, disposal, transport, arranging for transportation, treatment or disposal, or handling of Hazardous Materials, including, but not limited to, CERCLA, RCRA, FIFRA, CAA, CWA (as those terms are defined in the definition of "Hazardous Material"), the Hazardous Material Transportation Act, as amended from time to time, the Toxic Substances Control Act, as amended from time to time, and the Occupational Safety and Health Act of 1970, as amended from time to time, or relating to the disposal of Nonhazardous Solid Waste.

      "Environmental Liabilities" shall mean Damages arising as a result, or by reason, of any violation of Environmental Laws.

      "Environmental Permit" shall mean any license, permit, authorization, approval, qualification, franchise, registration, concession, manifest, or filing required by or pursuant to any applicable Environmental Law.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations issued pursuant thereto.

      "Escrow Account" shall have the meaning set forth in Section 2.9.

      "Escrow Agent" shall have the meaning set forth in the Escrow Agreement.

      "Escrow Agreement" shall mean that agreement to be entered into at Closing by and between Insituform, Kinsel/Tracks Shareholders, and Escrow Agent substantially in the form attached hereto as Exhibit 2.9.

      "Exchange Ratio(s)" shall have the meaning ascribed to it in Section 2.7(c) hereof.

      "Facilities" shall mean that portion of the Assets that consists of any right, title or interest in or to any real property owned, leased or otherwise used in connection with the Business, including all buildings, structures, improvements and fixtures located thereon.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied throughout any period prior to the date of this Agreement as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, except for the absence of footnotes with respect to such unaudited financial statements.

      "Governmental Authority" shall mean any (domestic or foreign) federal, state, county, provincial, municipal, governmental department, commission, board, bureau, agency or instrumentality, or other political subdivision exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government.

      "Hazardous Material" shall mean (i) any "hazardous substance", as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time ("CERCLA"), (ii) any "hazardous waste", as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), (iii) any "pesticides" or "defoliant", as defined in the Federal Insecticide, Fungicide and Rodenticide Act, as amended from time to time ("FIFRA"), (iv) any "hazardous air pollutant," as defined by the Clean Air Act, as amended from time to time ("CAA"), (v) any "pollutant" or "toxic pollutant," as defined by the Clean Water Act, as amended from time to time ("CWA"), (vi) any asbestos, polychlorinated biphenyls ("PCB's"), infectious wastes, urea formaldehyde or petroleum product, or (vii) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance within the meaning of any other applicable Federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended from time to time.

      "Holdback Shares" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the rules and regulations promulgated thereunder.

      "Indemnified Party" shall mean a Person claiming indemnification to which such Person is entitled pursuant to the provisions of Article 8 hereof.

      "Indemnifying Party" shall mean a Person against whom a valid claim for indemnification is asserted pursuant to the provisions of Article 8 hereof.

      "Insituform" shall have the meaning ascribed to it in the first paragraph hereof.

      "Insituform Common Stock" shall have the meaning ascribed to it in Section 2.7(a) hereof.

      "Insituform Disclosure Schedule" shall have the meaning ascribed to it in
Article 5 hereof.

      "Insituform Securities Filings" shall have the meaning ascribed to it in
Section 5.6 hereof.

      "Insituform Shares" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "Intellectual Property" shall mean intangible intellectual property, assets and rights of every kind and description used by either Company, including (and shall include the goodwill associated therewith) inventions, discoveries, trade secrets, processes, formulas, know-how, United States and foreign patents and patent applications, trademarks, trademark registrations, applications for trademark registrations, trade names, trade dress, service marks, service names, copyrights and copyright registrations.

      "Intellectual Property Licenses" shall mean licenses, consents, covenants not to sue and other authorizations issued or granted to a Person by another Person with respect to intangible personal property of such other Person.

      "Inventory" shall mean supplies, raw materials, work-in-progress and finished goods owned by either Company.

      "IRC" shall mean the Internal Revenue Code of 1986, as it may be amended from time to time (including for this purpose all provisions of any public law regardless of whether consolidated in such code), together with any successor statute thereto and any rules or regulations relating thereto.

      "IRS" shall mean the Internal Revenue Service.

      "JEA" is the Jacksonville Electric Authority.

      "K Acquisition Sub" shall have the meaning ascribed to it in the first paragraph hereof.

      "Key Management Employees" shall mean Richard L. Kinsel, Jr., Richard
J. Croxton, Richard N. Fuller, H. R. "Bubba" Bland and John H. McGillis.

      "Kinsel" shall have the meaning ascribed to it in the first paragraph hereof.

      "Kinsel Common Stock" shall have the meaning ascribed to it in Section 2.7(a) hereof.

      "Kinsel Exchange Ratio" shall have the meaning ascribed to it in Section 2.7(a) hereof.

      "Kinsel Interim Financial Statements" shall mean each of the following financial statements of Kinsel, collectively: (i) internally prepared balance sheet dated November 30, 2000; (ii) internally prepared statement of income for the 11 months ended November 30, 2000; (iii) internally prepared statement of cash flows for the 11 months ended November 30, 2000; and (iv) internally prepared statement of changes in owners' equity for the 11 months ended November 30, 2000, together with the notes thereto.

      "Kinsel Merger" shall have the meaning ascribed to it in Recital B hereof.

      "Kinsel Merger Consideration" shall have the meaning ascribed to it in
Section 2.7(a) hereof.

      "Kinsel Shares" shall have the meaning ascribed to it in Section 2.7(a) hereof.

      "Kinsel Surviving Corporation" shall have the meaning ascribed to it in
Section 2.1 hereof.

      "Kinsel Surviving Corporation Common Stock" shall have the meaning ascribed to it in Section 2.7(e) hereof.

      "Kinsel/Tracks Disclosure Schedule" shall have the meaning ascribed to it in Article 3 hereof.

      "Kinsel/Tracks Shareholder(s)" shall have the meaning ascribed to it in the first paragraph hereof.

      "Kinsel/Tracks Shareholders Representative" shall have the meaning ascribed to it in Section 2.13 hereof.

      "Law" shall have the same meaning as Requirement of Law.

      "Material Adverse Effect" shall mean a material adverse change in (i) the property, business, operations, profitability, prospects, condition (financial or otherwise), liabilities or capitalization of either Company or (ii) Insituform's ability to own either Surviving Corporation, or either Surviving Corporation's ability to own or use its assets or operate its business, after the Closing (in substantially the same manner as owned, used or operated by prior to the Closing).

      "Merger(s)" shall have the meaning ascribed to it in Recital C hereof.

      "Merger Consideration" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "Merger Consideration Promissory Notes" shall mean the promissory notes, in substantially the form set forth in Exhibit 2.7, issued as part of the Merger Consideration pursuant to Section 2.7.

      "Multiemployer Plan" shall mean a multi-employer plan as defined in
Section 3(37) of ERISA.

      "Net Equity" shall mean all amounts recorded in Shareholder Equity, as determined in accordance with GAAP, as reflected on a Closing Date balance sheet to be delivered to Insituform within four weeks after the Closing Date and reviewed by Arthur Andersen, LLP, and agreed to by Insituform and the Kinsel/Tracks Shareholder Representative within four weeks thereafter.

      "Notice Period" shall have the meaning ascribed to it in Section 8.4 hereof.

      "Ordinary Course" shall mean the operation of each Company's business in a manner substantially consistent with the normal, usual, regular and ordinary course of its previous operation.

      "Permits" shall mean permits, licenses (except Intellectual Property Licenses), consents, registrations, certificates, accreditations, approvals, authorizations, rights and franchises held or used (pursuant to a Contract) by either Company in connection with its business or otherwise necessary for the operation of its business, including those issued by any Governmental Authority.

      "Person" shall mean an individual (natural person), a corporation, a partnership (general or limited), a joint venture, an association, a joint-stock company, a limited liability company, a bank, a trust company, a land trust, a vehicle trust, a business trust, a real estate investment trust, an estate, a trust, an unincorporated organization, a Governmental Authority or any other type of entity.

      "Personal Property" shall mean (i) tangible goods of every kind and description owned or used (pursuant to a Contract) by either Company, including parts, accessories, tools and tooling, machinery, equipment, computers, furniture and fixtures, leasehold improvements and motor vehicles and (ii) intangible personal property owned or used (pursuant to a Contract) by either Company, including computer and electronic processing programs, computer software and processes, computer operating systems and applications, books, files, records, logs, accounts, customer lists, business documents and information.

      "Plan" shall have the meaning ascribed to it in Section 3.21(b) hereof.

      "Prospectus" shall have the meaning ascribed to it in Section 2.10(a) hereof.

      "Registrable Securities" shall have the meaning ascribed to it in Section 2.10(a) hereof.

      "Registration Statement" shall have the meaning ascribed to it in Section 2.10(a) hereof.

      "Requirement of Law" shall mean any (domestic or foreign) applicable constitution, treaty, statute, law, ordinance, rule, regulation, policy, standard, guideline, official interpretation, permit, order, award, decree, judgment, injunction, ruling, judicial or administrative decision, opinion or directive, or other requirement having the force of law and, where applicable, any interpretation thereof by any authority having jurisdiction with respect thereto or charged with the administration thereof.

      "Requisite Approvals" shall mean any necessary consent, permit, approval, waiver, order or authorization of, notice to or registration, qualification, designation, declaration or filing with any Governmental Authority or other Person.

      "SEC" shall mean the Securities and Exchange Commission.

      "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

      "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Subsidiaries" shall mean, with respect to either Company, any Affiliates who are involved in the operation of such Company's business or whose securities (or other ownership interests) representing 50% or more of the ordinary voting power or beneficial interest in such Affiliate are, at the time as of which any determination is being made, owned or controlled by such Company or one or more Affiliates of such Company.

      "Surviving Corporations" shall have the meaning ascribed to it in Section
2.2 hereof.

      "Surviving Corporation Common Stock" shall have the meaning ascribed to it in Section 2.7(e) hereof.

      "TRX Acquisition Sub" shall have the meaning ascribed to it in the first paragraph hereof.

      "Taxes" shall mean any and all federal, state, county, local and foreign income, gross receipts, excise, real and personal property, ad valorem, transfer, gains and other taxes (including franchise, license, social security, withholding, payroll, unemployment insurance and sales and use taxes), assessments and charges (including interest and penalties).

      "Texas Act" shall have the meaning ascribed to it in Section 2.1 hereof.

      "Tracks" shall have the meaning ascribed to it in the first paragraph hereof.

      "Tracks Common Stock" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "Tracks Exchange Ratio" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "Tracks Interim Financial Statements" shall mean each of the following financial statements of Tracks, collectively: (i) internally prepared balance sheet dated November 30, 2000; (ii) internally prepared statement of income for the 11 months ended November 30, 2000; (iii) internally prepared statement of cash flows for the 11 months ended November 30, 2000; and (iv) internally prepared statement of changes in owners' equity for the 11 months ended November 30, 2000, together with the notes thereto.

      "Tracks Merger" shall have the meaning ascribed to it in Recital C hereof.

      "Tracks Merger Consideration" shall have the meaning ascribed to it in
Section 2.7(b) hereof.

      "Tracks Shares" shall have the meaning ascribed to it in Section 2.7(b) hereof.

      "Tracks Surviving Corporation" shall have the meaning ascribed to it in
Section 2.2 hereof.

      "Tracks Surviving Corporation Common Stock" shall have the meaning ascribed to it in Section 2.7(e) hereof.

      "Transaction" shall have the meaning ascribed to it in Recital A hereof.

      "Transaction Documents" shall mean this Agreement and all documents, instruments and agreements to be signed by any of the parties hereto and delivered in connection with the Closing of the Transaction hereunder.

  Schedule 2.7(d)

                                    (Revised)

                    Cash Equivalent Consideration Election

Shareholder                    Kinsel                  Tracks

                          Cash       Notes Notes          Cash


Richard L. Kinsel, Jr.    $ 7,702,500    $4,226,500      $203,125
Richard J. Croxton        $   731,250    $  401,250      $ 18,229
Richard N. Fuller         $   438,750    $  240,750      $ 10,417
H. R. "Bubba" Bland       $   438,750    $  240,750      $ 10,417
John H. McGillis          $   438,750    $  240,750      $  7,812
                    Total $ 9,750,000    $5,350,000      $250,000

                                  Schedule 3.5

                          Capitalization and Ownership

Shareholder               Tracks                   Kinsel
Richard L. Kinsel, Jr.    28,080                   11,111
Richard J. Croxton         2,520                    1,055
Richard N. Fuller          1,440                      633
H. R. "Bubba" Bland        1,440                      633
John H. McGillis           1,080                      633
                           -----                      ---
                    Total 34,560                   14,065



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                                   Schedule 5

                         Insituform Disclosure Schedule

                                      None